Exhibit 11

AGREEMENT TO TENDER

BY AND AMONG

INVERSIONES AUSTRALES TRES LIMITADA,

A Limited Liability Company Organized Under The Laws Of Chile

Stockholder Group I,

(as defined herein)

Stockholder Group II,

(as defined herein)

Stockholder Group III,

(as defined herein)

and

THE OTHER PARTIES HERETO

DATED AS OF DECEMBER 19, 2008

i

ii

Section 7.13	Expenses	56
Section 7.14	Counterparts; Headings	56
Section 7.15	Notices	56
Section 7.16	Specific Performance	58

iii

Exhibit 11

AGREEMENT TO TENDER

THIS AGREEMENT TO TENDER (this “Agreement”), dated as of December 19, 2008, by and among Inversiones Australes Tres Limitada, a Chilean limited liability company (“Bidder”), the Persons (as defined below) listed on the signature page hereto under the title Stockholder Group I (collectively, “Stockholder Group I”) each of which is Controlled (as defined below) solely and Beneficially Owned Solely (as defined below) by Nicolás Ibáñez Scott (“SH1”), the Persons listed on the signature page hereto under the title Stockholder Group II (collectively, “Stockholder Group II”) each of which is Controlled solely by and Beneficially Owned by Felipe Ibáñez Scott (“SH2,” and together with SH1, the “Principal Stockholders”), the Persons listed on the signature page hereto under the title Stockholder Group III (collectively, “Stockholder Group III”) each of which is jointly Controlled by the Principal Stockholders, and the Person listed as Guarantor on the signature page hereto.

WITNESSETH

WHEREAS, as of the date hereof SH1 directly or indirectly Beneficially Owns Solely 2,082,105,316 shares of the common stock of Distribución y Servicio D&S S.A. (the “Company”) and SH2 directly or indirectly Beneficially Owns 2,036,332,604 shares of the common stock of the Company (collectively the “PS Shares”);

WHEREAS, Bidder is interested in acquiring a minimum of 50.01% of the shares of common stock of the Company (the “Shares”) on a Fully-Diluted (as defined below) basis pursuant to concurrent tender offers in Chile and the United States (collectively, the “Offer”), including any Shares represented by the American Depositary Shares (as defined below);

WHEREAS, in order to induce Bidder to commence the Offer, Bidder has requested and the Principal Stockholders have agreed to enter into this Agreement; and

WHEREAS, the Bidder and the Principal Stockholders have further agreed to enter into that certain Stockholders’ Agreement, dated as of the date hereof (the “Stockholders’ Agreement”), in order to provide for the governance, management, profit distribution and ownership of the Company and certain agreements regarding their relationship as stockholders of the Company;

NOW, THEREFORE, in consideration of the foregoing and the premises and the mutual representations, warranties, covenants and agreements contained herein, and on the terms and subject to the conditions set forth herein, and intending to be legally bound the parties agree as follows:

ARTICLE I

Definitions

Section 1.1 Specific Definitions. As used in this Agreement, the following terms shall have the meanings set forth or referred to below:

“Acquisition Transaction” means any transaction involving: (a) the purchase of any equity securities or assets of another business Person by the Company or any of its Subsidiaries or sale or other disposition of all or any portion of the business or Assets of the Company or any of its Subsidiaries (other than Inventory and equipment in the Ordinary Course of Business of any of the Company or any of its Subsidiaries); (b) the issuance, sale or other disposition of: (i) any capital stock of the Company or any of its Subsidiaries; (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock of the Company or any of its Subsidiaries; or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock of the Company or any of its Subsidiaries; or (c) any merger, split, consolidation, business combination, share exchange, reorganization or similar transaction involving the Company or any of its Subsidiaries (whether as buyer or seller).

“Additional Tendered Shares” has the meaning set forth in Section 3.1(a).

“ADS” or “American Depositary Share” means each american depositary share issued pursuant to the Deposit Agreement dated as of October 7, 1997, between the Company and JPMorgan Chase Bank N.A., as Depositary, each of which in turn represents sixty (60) Shares.

“Affiliate” of a specified Person means a Person who (at the time when the determination is to be made) directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with the specified Person.

“Agreement” has the meaning set forth in the preamble.

“Alternative Transaction” has the meaning set forth in Section 3.4(a).

“Annex I Agreement” means any agreement set forth in Annex I hereto.

“Applicable Indemnification Payment Percentage” has the meaning set forth in Section 7.2(a)(i).

“Appurtenances” means all privileges, rights, easements and appurtenances belonging to or for the benefit of any land, including all easements appurtenant to and for the benefit of any land (a “Dominant Parcel”) for, and as the primary means of access between, the Dominant Parcel for the purposes for which it is presently being used, and all rights existing in and to any streets, alleys, passages and other rights-of-way included thereon or adjacent thereto (before or after vacation thereof) and vaults beneath any such streets.

“Assets” means any and all personal property, cash, receivables, prepayments, negotiable instruments, Contracts, rights and remedies, intangible property, Intellectual Property, Real Property, machinery, office equipment, office supplies, store equipment, furniture, utensils, Improvements, Inventory, governmental authorizations, securities and other investments.

“Beneficially Owned” or “Beneficially Own” shall have the meanings given to such terms pursuant to Rule 13d-3 under the Exchange Act.

“Beneficially Owned Solely” means the sole and exclusive power to direct voting and the sole and exclusive power concerning investment or disposition of a security, in accordance with Rule 13d-3 under the Exchange Act.

“Bidder” has the meaning set forth in the preamble.

“Bidder Chilean Alternative Transaction” has the meaning set forth in Section 3.4(b).

“Bidder Expenses” has the meaning set forth in Section 6.2(a)(i).

“Bidder Indemnitees” has the meaning set forth in Section 7.2(a)(i).

“Breach” means, with respect to any representation, warranty, covenant, obligation or other provision of this Agreement, any inaccuracy in or any failure to comply with or perform such representation, warranty, covenant, obligation or other provision or any claim thereof.

“Business” shall have the meaning ascribed to it in the Stockholders’ Agreement.

“Business Day” means any day other than a Saturday, Sunday or a day on which banks located in Santiago, Chile or New York, New York, United States shall be authorized or required by law to close.

“Chilean GAAP” means Chilean generally accepted accounting principles in effect at the relevant time of determination consistently applied.

“Chilean Peso Equivalent” means, as to any amount denominated in U.S. dollars, the equivalent amount in Chilean pesos calculated using the average of the dólar observado exchange rates published by the Banco Central de Chile in the Diario Oficial de la Republica de Chile for the six (6) consecutive Business Day period ending on the Closing Date.

“Claim” has the meaning set forth in Section 4.23(a).

“Claimant” has the meaning set forth in Section 7.6(c).

“Closing” means the consummation of the purchase of, and payment for, the Shares tendered pursuant to the Offer.

“Closing Date” means the date on which the Closing occurs.

“Company” has the meaning set forth in the first recital.

“Company Contract” means any Contract to which the Company or any of its Subsidiaries is a party (a) by which the Company or any of its Subsidiaries or the Assets of the Company or any of its Subsidiaries are or may become bound for a term of one year or more as of the date such Contract was signed by the Company or any of its Subsidiaries or (b) under which the Company or any Subsidiary has, or may become subject to, any obligation in excess of US$500,000 other than purchase orders and similar obligations relating to Inventory arising in the Ordinary Course of Business.

“Company Employee” means any current employee of any of the Company or its Subsidiaries.

“Company Financial Statements” has the meaning set forth in Section 4.5(a).

“Company Returns” has the meaning set forth in Section 4.17(b).

“Company SEC Documents” means, collectively, all registration statements, reports and other documents (including amendments thereto) required to be filed with or furnished to the SEC by the Company under the Securities Act or the Exchange Act since January 1, 2006 (in each case including all exhibits and schedules thereto and documents incorporated by reference therein).

“Company Tender Offer Documents” means any and all tender offer announcements required by the Ley de Valores, the Exchange Act or any other Securities Law, and all other documents required to be filed by the Company or any Principal Stockholder or director of the Company under any Law in connection with the Offer (in each case, together with all amendments and supplements thereto).

“Competitor” has the meaning set forth in Section 3.4(b).

“Contract” means any written or other agreement, contract, Lease, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment or covenant.

“Control” (including, with correlative meaning, the terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Cuban Nationals” has the meaning set forth in Section 3.11(a).

“Disclosure Schedule” means the disclosure schedule to this Agreement, dated as of the date of this Agreement.

“Dispute” has the meaning set forth in Section 7.6(a).

“Dominant Parcel” has the meaning specified in the definition of Appurtenances.

“DPI” means the Chilean Departamento de Propiedad Intelectual dependiente del Ministerio de Economía, Fomento y Reconstrucción de Chile.

“Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Establishments” means any current or former store, distribution center, administrative office, warehouse or other similar facility of the Company or any of its Subsidiaries, as well as any such facilities owned, leased or used by the Company or its Subsidiaries located in or on the owned Real Property and/or the Leased Property concerning such facility.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated pursuant thereto.

“Expiration Date” means the date that the Offer expires or is revoked.

“FCPA” has the meaning set forth in Section 4.15(a)(ii).

“Follow-on Offer” means a tender offer for Shares that is required to be made after the consummation of the Offer pursuant to Article 69 of the Ley sobre Sociedades Anónimas.

“Fully-Diluted” means the outstanding capital stock of a Person including all shares of capital stock held in treasury and issuable pursuant to the exercise or conversion of outstanding securities or rights in accordance with the terms thereof.

“Government Official” means any officer or employee of any government department, agency, or instrumentality, including any state-owned or state-controlled enterprise, and any candidate for political office or any officer or employee of a political party or public international organization such as the United Nations or the World Bank.

“Governmental or Regulatory Authority” means any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Person and any court or other tribunal); (d) multi-national organization or body; (e) the Santiago Stock Exchange, the New York Stock Exchange, Latibex or any other securities exchange; or (f) any Person or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

“Hazardous Material” means any: (a) petroleum, waste oil, crude oil, asbestos, urea formaldehyde or polychlorinated biphenyl; (b) waste, gas or other substance or material that is explosive or radioactive; (c) “hazardous substance,” “pollutant,” “contaminant,” “hazardous waste,” “regulated substance,” “hazardous chemical” or “toxic chemical” as designated, listed or defined (whether expressly or by reference) in any statute, regulation or other Laws (including CERCLA, any other so called “superfund” or “superlien” law, the Resource Conservation Recovery Act, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Emergency Planning and Community Right to Know Act and the respective regulations promulgated thereunder); (d) other substance or material (regardless of physical form) or form of energy that is subject to any Law which regulates or establishes standards of conduct in connection with, or which otherwise relates to, the protection of human health, plant life, animal life, natural resources, property or the enjoyment of life or property from the presence in the environment of any solid, liquid, gas, odor, noise or form of energy; and (e) compound, mixture, solution, product or other substance or material that contains any substance or material referred to in clause (a), (b), (c) or (d) above.

“ICC” has the meaning set forth in Section 7.6(a).

“Improvements” means all buildings, structures and improvements located on the owned Real Property or located on any land subject to a Lease that is part of the Leased Property, including in all instances, those under construction.

“Intellectual Property” means all intellectual property or other proprietary rights of every kind, including any algorithm, API, apparatus, copyright registration, copyrighted work, databases, data collections, diagrams, domain names, formulae, inventions (whether or not patentable), know-how, logos, marks (including brand names, product names, logos, and slogans), methods, network configurations and architectures, patent, patent application processes, proprietary information, protocols, schematics, service mark registrations and applications, specifications, software, software code (in any form, including source code and executable or object code), subroutines, techniques, trade names, trademark registrations and applications, user interfaces, URLs, web sites, works of authorship and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing, such as instruction manuals, laboratory notebooks, prototypes, samples, studies and summaries). For the purposes of clarity and the avoidance of doubt, the term “Intellectual Property” also includes any derivative works or products of Intellectual Property.

“International Trade Laws” means any Law governing the following types of international business transactions or activities: (1) trans-border shipment or transfer of goods, software, technology or services (as regulated by applicable export and import/customs Laws); (2) transactions or activities with, in or involving countries, Persons or individuals subject to multilateral or unilateral economic sanctions programs (such as the U.N. sanctions against Iran and the U.S. economic sanctions programs administered by the Treasury Department’s Office of Foreign Assets Control); (3) transactions or activities implicating applicable anti-corruption or anti-bribery Laws (such as the U.S. Foreign Corrupt Practices Act); (4) transactions or activities implicating applicable anti-boycott Laws (such as the U.S. Restrictive Trade Practices or Boycotts regulations); and (5) transactions or activities implicating applicable anti-money laundering Laws (such as the anti-money laundering provisions of the USA PATRIOT Act).

“Inventory” or “Inventories” means the entirety of the inventories of goods related to the Establishments and the Company and its Subsidiaries.

“IPSA” has the meaning set forth in paragraph 8 of Schedule A.

“Land” means all parcels of land in which the Company or any of its Subsidiaries has an ownership interest.

“Law” means any constitution, treaty, convention, code, statute, judicial or arbitral decision or judgment, law, rule, regulation, decree, guideline, interpretations ordinance or order of, or enacted, adopted, issued or promulgated by any competent Governmental or Regulatory Authority (including, but not limited to, those pertaining to anti-corruption; anti-boycott; financial and/or audit controls; anti-money laundering; anti-terrorism; the regulation of exports, re-exports, transfers, releases, shipments, transmissions or any other provision of goods, technology, software and/or services; Securities Laws; financial reporting requirements; and electrical, building, zoning, environmental and occupational safety and health requirements) or common law.

“Lease” means: (a) any lease agreement or other agreement with respect to real property in which most of the rights and benefits comprising use or ownership of the land or any of improvements thereon or to be constructed thereon, if any, are transferred to the tenant for the term thereof; or (b) any lease, rental or other agreement pertaining to the occupancy of any improved or unimproved space on any land.

“Leased Property” means any Establishment, Land, Improvements and Appurtenances subject to a Lease to which the Company and/or its Subsidiaries is a tenant and/or landlord thereof.

“Ley de Valores” means Chilean Law No. 18,045, as amended.

“Ley sobre Sociedades Anónimas” means Chilean Law No. 18,046, as amended.

“Liability” means liabilities, contingencies or obligations of a commercial, corporate, civil, labor, Tax, administrative, social security, environmental or other nature, regardless of whether such liabilities, contingencies or obligations would be required to be disclosed on a balance sheet in accordance with Chilean GAAP and/or U.S. GAAP, and regardless of whether such liabilities, contingencies or obligations are immediately due and payable.

“Local Broker” has the meaning set forth in Section 3.1(a).

“Losses” has the meaning set forth in Section 7.2(a)(i).

“Minimum Condition” means a requirement that at least 50.01% of the shares of capital stock of the Company, as calculated on a Fully-Diluted basis, are tendered, and are not withdrawn, in the Offer.

“Obsolete Item” means any inventory item with no sales for such item in the last one hundred and eighty (180) days or any item that has been in inventory for greater than one hundred and eighty (180) days, with the exception of seasonal merchandise that is of such quality as to be usable and saleable without markdown in the Ordinary Course of Business during the applicable seasonal period, including without limitation, items acquired or retained in anticipation of the 2008 Christmas season.

“Off-Balance Sheet Transaction” has the meaning set forth in Section 4.14(c).

“Offer” has the meaning set forth in the second recital.

“Offer Price” has the meaning set forth in Section 2.1.

“Ordinary Course of Business”: an action taken by or on behalf of the Company or any of its Subsidiaries shall not be deemed to have been taken in the “Ordinary

Course of Business” unless: (a) such action is recurring in nature, is consistent with the Company’s and its Subsidiaries’ past practices and is taken in the ordinary course of the Company’s and its Subsidiaries’ normal day to day operations; (b) such action is taken in accordance with sound and prudent business practices; and (c) such action is similar in nature and magnitude to actions customarily taken in the ordinary course of the normal day to day operations of other Persons that are engaged in businesses similar to Company’s and its Subsidiaries business.

“Permitted Affiliate Transfers” means any transfer of Shares to any Affiliate of a Principal Stockholder that is not a natural Person, provided that such transfer is sought and effected in accordance with the following requirements: (i) the transferee shall agree to execute and become obligated under applicable Transaction Documents or applicable agreements contemplated therein to which the transferor is subject, to the extent that the transferee is not already party to any such agreement; and (ii) either (A) such transfer is effected solely to Affiliates for which a Principal Stockholder exercises sole voting and dispositive power and owns, directly or indirectly, one hundred percent (100%) of the transferee’s equity interests (and all rights or options over the equity interests), except for any nominal interests held by a third party to satisfy the two shareholder or equityholder requirement under Chilean law, in which event such transfer shall be permitted solely upon the delivery of written notice to Bidder no less than two Business Days prior to any such transfer, or (B) in the event that such transfer is made to any Affiliate which does not satisfy the ownership requirements in preceding clause (A), then such transfer shall be permitted solely upon the delivery to the transferring stockholder by the Bidder of Bidder’s written consent to the transfer, which consent will not be unreasonably withheld.

“Permitted Encumbrances” means: (i) liens for taxes, assessments and governmental charges or levies not yet due and payable, (ii) Encumbrances imposed by applicable Law excluding any Encumbrances that arise solely due to a violation by the Company or its Subsidiaries of any applicable Law, (iii) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations, (iv) minor survey exceptions, reciprocal easement agreements and other customary encumbrances on title to real property and (v) as to any Leased Property, any Encumbrance affecting the interest of the lessor thereof; provided that, with respect to Leased Property, the encumbrances set forth in the clauses (ii), (iv) and this clause (v), shall constitute Permitted Encumbrances solely to the extent the Leased Property is entirely leased to the Company or its Subsidiaries and is not a multi-tenanted property; and none of the foregoing, individually or in the aggregate, materially adversely affect the value of the property to which they relate or materially adversely affect the continued use of the property to which they relate in the conduct of the business currently conducted thereat.

“Person” means any individual, corporation (including any non-profit corporation), association, general or limited partnership, organization, business, limited liability company, firm, governmental Person, regulatory entity, joint venture, estate, trust, unincorporated organization or any other Person, association or organization.

“Principal Controlled Persons” has the meaning set forth in Section 3.4(a).

“Principal Operating Subsidiaries” means those Persons listed on Schedule C hereto.

“Principal Stockholders” has the meaning set forth in the preamble.

“Prior Acquisition Transactions” means any and all Acquisition Transactions consummated prior to the Closing Date involving the Company or its Subsidiaries or their Affiliates, including the Principal Stockholders and the Stockholder Groups.

“Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation that is, has been or may in the future be commenced, brought, conducted or heard by or before, or that otherwise has involved or may involve, any Governmental or Regulatory Authority or any arbitrator or arbitration panel.

“PS Shares” has the meaning set forth in the first recital.

“PS Tendered Shares” has the meaning set forth in Section 3.1(a).

“Qualified Arbitrator” means any of (a) an attorney licensed to practice law with at least ten years experience in handling complex international merger and acquisition and/or corporate transactions or commercial disputes; (b) a Certified Public Accountant with at least ten years experience with an internationally recognized public accounting firm or Fortune 500 corporation in handling complex international merger and acquisition and/or corporate transactions; or (c) an investment banker or senior corporate officer of a U.S. public company responsible for financial oversight of such public company with at least ten years experience in handling complex merger and acquisition and/or corporate transactions; provided, however, that in no event shall any Qualified Arbitrator be an employee, client or Affiliate of the Company, Bidder, or any Stockholder Group.

“Real Property” means the Establishments, the Land, the Improvements and all of the Appurtenances thereto, as well as any and all of the Leased Property.

“Receivables” has the meaning set forth in Section 4.8(b).

“Recent Receivables Protocols” has the meaning set forth in Section 4.8(b)(ii).

“Related Party” means, with respect to any Person, any (a) Affiliate of such Person; (b) Person who is or has been at any time an officer or director of such Person or its Subsidiaries; (c) Person who holds, beneficially or otherwise, a material voting, proprietary or equity interest in such Person or in any Person set forth in clauses (a) or (b); and (d) immediate family member of such Person or of any Person set forth in clauses (a), (b) or (c).

“Related Party Transaction” has the meaning set forth in Section 4.21(a).

“Respondent” has the meaning set forth in Section 7.6(c).

“Revocation Conditions” has the meaning set forth in Section 2.5.

“Rules” has the meaning set forth in Section 7.6(a).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated pursuant thereto.

“Securities Laws” shall mean, collectively, the Ley de Valores, SVS regulations, Ley sobre Sociedades Anónimas, U.S. federal securities laws and regulations (including the Exchange Act and the Securities Act), “blue sky” and other securities laws and regulations of the states or territories of the United States, rules of the Santiago Stock Exchange, rules of the New York Stock Exchange and any other applicable securities laws, regulations or rules or stock exchange rules, in each case as amended from time to time.

“Selling Stockholders” means the Principal Stockholders and each Person constituting a part of any Stockholder Group that will tender any PS Shares in the Offer or any Follow-on Offer.

“SH1” has the meaning set forth in the preamble.

“SH2” has the meaning set forth in the preamble.

“Shares” has the meaning set forth in the second recital.

“Specified Losses” means any and all charges, penalties and expenses incurred or required to be paid, by the Company or any of its Subsidiaries, resulting or arising from any failure of the Selling Stockholders to cause the Company to keep each Annex I Agreement in effect as contemplated by Section 3.10(b) hereof, including (i) any charge, penalty (including any prepayment or acceleration make-whole obligation, penalty or premium) or expense incurred by the Company or any of its Subsidiaries relating to any failure to obtain any consent, approval, authorization or amendment under any Annex I Agreement and (ii) any charge, penalty (including any prepayment or acceleration make-whole obligation, penalty or premium) or expense incurred by the Company or any of its Subsidiaries relating to any termination, cancellation, amendment or acceleration of any obligation under any Annex I Agreement. For the avoidance of doubt, Specified Losses shall not include (x) any consequential or special damages, including loss of future revenue or income, or loss of business reputation or opportunity relating to the failure of the Selling

Stockholders to keep each Annex I Agreement in effect as contemplated by Section 3.10(b) hereof, (y) the payment of (A) interest accrued prior to any prepayment or acceleration and (B) principal resulting from the acceleration of any payment obligations under any Annex I Agreement or (z) expenses incurred by the Company in connection with refinancing any Annex I Agreement that is accelerated, including due to any increased interest expense on refinanced debt or debt that replaces such accelerated Annex I obligations.

“Stockholder Group” means any of Stockholder Group I, Stockholder Group II or Stockholder Group III as applicable.

“Stockholder Group I” has the meaning set forth in the preamble.

“Stockholder Group II” has the meaning set forth in the preamble.

“Stockholder Group III” has the meaning set forth in the preamble.

“Stockholder Groups” means, collectively, the Principal Stockholders, Stockholder Group I, Stockholder Group II and Stockholder Group III.

“Stockholders’ Agreement” has the meaning set forth in the fourth recital.

“Subsequent Transaction” has the meaning set forth in Section 6.2(a)(iii).

“Subsidiary” means any corporation or Person with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock (or equity securities) or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors (or similar Persons) or any other corporation or Person which consolidates with such Person.

“Surviving Representation” has the meaning set forth in Section 7.1.

“SVS” means the Chilean Superintendencia de Valores y Seguros.

“Tax” means any tax (including, without limitation, any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, occupancy tax, municipal license tax, gift tax, withholding tax or payroll tax), levy, assessment, tariff, impost, duty (including any customs duty) or similar charge or amount, including any fine, inflation adjustment, penalty or interest thereon, imposed, assessed or collected by or under the authority of any Governmental or Regulatory Authority.

“Tax Return” means any return (including any information return), report, claims for refund, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other similar document required to be filed with or submitted to any Governmental or Regulatory Authority in connection with the determination, assessment, collection or payment of any Tax.

“Tender Offer Documents” means, collectively, (i) any and all tender offer announcements required by the Ley de Valores, the Exchange Act or any other Securities Law, the tender offer prospectus required to be filed under the Ley de Valores and all other documents required to be filed by Bidder under any Law in connection with the Offer (and in each case, together with all amendments and supplements thereto), (ii) any pre-commencement filing made by Bidder with respect to the Offer and (iii) subject to any exemptions which may be available under the Securities Laws, the Tender Offer Statement on Schedule TO (together with all amendments and supplements thereto) with respect to the Offer, which shall be filed by Bidder on the date of commencement of the Offer, and which shall contain (as an exhibit or otherwise) or incorporate by reference the offer to purchase and forms of the related letter of transmittal.

“Third Party” has the meaning set forth in Section 3.4(a).

“Threshold” has the meaning set forth in Section 7.2(a)(ii).

“Transaction” means any of the Transactions.

“Transaction Documents” shall mean, collectively, this Agreement and the Stockholders’ Agreement dated as of the date hereof by and among Bidder and the other parties thereto.

“Transactions” means, collectively, (a) the execution and delivery of the respective Transaction Documents, and (b) all of the transactions contemplated by the respective Transaction Documents, including: (i) the tender of the Shares by the Selling Stockholders to the Bidder in accordance with the Agreement; and (ii) the performance by the Company, the Selling Stockholders and the Bidder of their respective obligations under the Transaction Documents and the exercise by the Company, the Selling Stockholders and the Bidder of their respective rights under the Transaction Documents.

“Unaudited Interim Balance Sheets” has the meaning set forth in Section 4.5(a)(ii).

“Unlawful Gains” has the meaning set forth in Section 4.15(b).

“U.S. Anti-Money Laundering Laws” means the Bank Secrecy Act (12 U.S.C. §§ 5311 through 5332, inclusive, as amended), 12 U.S.C. §§ 5340 through 5342, inclusive, as amended, the International Money Laundering Abatement and Anti-Terrorism Financing Act of 2001 (Title III of Pub. L. No. 107-56 (effective October 26, 2001), as amended), and the rules and regulations of the U.S. Department of the Treasury or any other Governmental Authority thereunder.

“U.S. GAAP” means United States generally accepted accounting principles in effect at the time of determination consistently applied.

“U.S. Offer” has the meaning set forth in Section 2.5.

Section 1.2 Other Definitional Provisions.

(a) The words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

(b) Terms defined in the singular have a comparable meaning when used in the plural, and vice versa.

(c) The terms “dollars” and “US$” mean United States dollars.

(d) Any amounts set forth in United States dollars hereunder, unless used specifically in the context of a separate defined term under Section 1.1, shall be calculated as of any date hereunder by converting, as necessary, from any amount denominated in Chilean pesos using the dólar observado exchange rate published by the Banco Central de Chile in the Diario Oficial de la Republica de Chile on such date or, if no rate is published on such date, on the next Business Day following such date.

ARTICLE II

Tender Offer

Section 2.1 Agreement to Commence Offer. Subject to the provisions of Section 2.2, Bidder shall as promptly as practicable (but in no event later than ten (10) Business Days after the date hereof) commence the Offer to acquire any and all of the Shares and any and all of the ADSs at a price of US$0.408 per Share and, in the case of the U.S. Offer, at a price of US$24.48 per ADS (with such price, or any higher price as may be paid in the Offer, constituting the “Offer Price”) payable in cash at the Closing; provided, that, except as set forth herein, stockholders tendering Shares in the Offer (but not in the U.S. Offer) may elect to receive the Chilean Peso Equivalent of the Offer Price; provided further, that the Selling Stockholders hereby agree that they will elect to receive the payment for the PS Tendered Shares at the Offer Price payable in U.S. dollars; provided further that, if Bidder shall not have commenced the Offer within ten (10) Business Days after the date hereof because the conditions in Section 2.2 have not been satisfied, then Bidder shall commence the Offer promptly after all such conditions have been satisfied, so long as this Agreement has not been terminated pursuant to Section 6.1.

Section 2.2 Conditions to Commence Offer. Bidder’s obligation to commence the Offer is contingent upon satisfaction of the following conditions:

(a) Promptly prior to the date of commencement of the Offer, the Principal Stockholders shall have delivered to Bidder a certificate with respect to import and export control, FCPA and anti-trust matters in the form attached hereto as Schedule B, and the representations set forth in such Schedule shall be true and correct in all respects as of the date Bidder commences the Offer.

(b) None of the events set forth in paragraphs 1, 3, 4, 5, 6 or 7 of Schedule A hereto shall have occurred on or prior to the date of commencement (and without regard to any date referenced in the corresponding paragraphs of Schedule A), unless such event has been cured prior to the commencement date.

(c) Notwithstanding any provision hereunder, no election to commence the Offer by Bidder or waiver by Bidder of any condition to commence the Offer shall alter, diminish or obviate any right of Bidder under Section 6.1 to (i) terminate this Agreement due to any failure to fulfill the Minimum Condition or (ii) revoke the Offer due to the occurrence of any Revocation Condition (without regard to the time of any such occurrence).

Section 2.3 Disclosure. (a) Bidder agrees to use commercially reasonable efforts to ensure that the Tender Offer Documents do not contain any untrue statement of fact or omit to state any fact necessary to make any of its representations, warranties or other statements or information contained therein not misleading.

(b) the Principal Stockholders agree to use commercially reasonable efforts to, and agree to use commercially reasonable efforts to cause the Company to, ensure that the Company Tender Offer Documents do not contain any untrue statement of fact or omit to state any fact necessary to make any of its or the Company’s representations, warranties or other statements or information contained therein not misleading.

Section 2.4 Tender Documents. (a) The Principal Stockholders and their counsel shall be given a reasonable opportunity to review and comment on the Tender Offer Documents prepared by Bidder, and Bidder shall give reasonable and good faith consideration to any comments made by the Principal Stockholders and their counsel prior to their filing with any Governmental or Regulatory Authority. Bidder agrees to provide the Principal Stockholders (in writing, if written) and to consult with the Principal Stockholders and their counsel regarding (i) any comments that may be received from any Governmental or Regulatory Authority (whether written or oral) with respect to the Tender Offer Documents promptly after receipt thereof and (ii) any responses thereto. The Principal Stockholders and their counsel shall be given a reasonable opportunity to review any such written and oral comments and proposed responses. Notwithstanding the foregoing, Bidder shall in no circumstance be required to comply with this Section 2.4(a) if such compliance would prevent Bidder from timely providing to any Governmental or Regulatory Authority any required response, amendment, or filing.

(b) Bidder and its counsel shall be given a reasonable opportunity to review and comment on the Company Tender Offer Documents, and the Principal Stockholders shall, and shall cause the Company to, give reasonable and good faith consideration to any comments made by the Bidder and its counsel prior to their filing with any Governmental or Regulatory Authority. The Principal Stockholders agree to, and to cause the Company to, provide the Bidder (in writing, if written) and to consult with the Bidder and its counsel regarding (i) any comments that may be received from any Governmental or Regulatory Authority (whether written or oral) with respect to the Company Tender Offer Documents promptly after receipt thereof and (ii) any responses thereto. The Bidder and its counsel shall be given a reasonable opportunity to review any such written and oral comments and proposed responses. Notwithstanding the foregoing, the Company and the Principal Stockholders shall in no circumstance be required to comply with this Section 2.4(b) if such compliance would prevent the Company or the Principal Stockholders, as applicable, from timely providing to any Governmental or Regulatory Authority any required response, amendment, or filing.

Section 2.5 Conditions to Consummate Offer. Bidder and the Principal Stockholders agree that the Bidder’s obligation to consummate the Offer shall be subject to the satisfaction of the Minimum Condition of the Offer; provided, that Bidder, in its sole discretion, may waive or reduce the Minimum Condition; and provided, further, that for the avoidance of doubt, any Tender Offer Documents to be used in the tender offer in the United States (the “U.S. Offer”) shall provide that the U.S. Offer is conditioned on the satisfaction of the Minimum Condition, taking into account the U.S. Offer and any tender offer outside the United States, collectively. Bidder and the Principal Stockholders agree that, in addition to the Minimum Condition, the Offer shall be subject to those conditions identified on Schedule A hereto (which conditions are attached hereto and incorporated by reference herein as an integral part of this Agreement) as conditions authorizing Bidder to revoke the Offer (the “Revocation Conditions”). The Tender Offer Documents shall provide that the Offer is subject to the Minimum Condition and the Revocation Conditions. If the Offer is successful, the Closing Date shall occur on the fourth Business Day after publication of the notice referred to in Article 212 of the Ley de Valores.

ARTICLE III

Obligations of the Parties

Section 3.1 Agreement to Tender. (a) In order to induce Bidder to commence the Offer, each of the Principal Stockholders agrees to tender in Chile (or, solely with respect to Shares represented by ADSs, to tender in the United States), or cause each record owner Controlled by such Principal Stockholder to tender in Chile (or, solely with respect to Shares represented by ADSs, to tender in the United States) in the Offer the PS Shares Beneficially Owned by such Principal Stockholder (i) constituting in the aggregate no less than twenty-three and four tenths percent (23.4%) of the Shares on a Fully-Diluted basis, including one hundred percent (100%) of the Shares Beneficially Owned by Stockholder Group III, pursuant to and in accordance with the terms of the Offer, as soon as practicable but in no event later than five (5) Business Days prior to the scheduled expiration of the Offer, and (ii) constituting in the aggregate ten percent (10%) of the Shares on a Fully-Diluted basis (the “Additional Tendered Shares” and together with all Shares tendered by the Principal Stockholders under clause (i) above, the “PS Tendered Shares”); provided that the tender of the Additional Tendered Shares shall be effected in Chile in the following manner: (x) the Additional Tendered Shares shall be delivered to the stockbroker managing the Offer in Chile (the “Local Broker”) as soon as practicable but in no event later than five (5) Business Days prior to the scheduled expiration of the Offer; and (y) together with the delivery of the Additional Tendered Shares under (x) above, the Local Broker shall receive irrevocable instructions from the Principal Stockholders to tender, on the Principal Stockholders’ behalf (or on behalf of the record holder of PS Shares that is Controlled by such Principal Stockholder), immediately prior to the expiration of Offer, the amount of Additional Tendered Shares required to satisfy the Minimum Condition, on the understanding that in no event shall the Principal Stockholders be required to tender a total number of PS Tendered Shares constituting more than thirty-three and four tenths percent (33.4%) of the outstanding Shares on a Fully-Diluted basis. Any of the Additional Tendered Shares not actually tendered on the Expiration Date shall be promptly returned to the Principal Stockholders. For the avoidance of doubt, nothing herein shall affect the right of the Selling Stockholders to tender more Shares than they are required to tender pursuant to this Section 3.1.

(b) Each Principal Stockholder agrees not to withdraw nor permit to be withdrawn from the Offer any of the PS Tendered Shares.

(c) On and after the date of this Agreement, each Principal Stockholder agrees to use commercially reasonable efforts to assist the Company and its management so as to prevent, or cause not to occur, any of the events set forth in the Revocation Conditions which may be in the Company’s control, including the events set forth in paragraphs 1, 2, 4, 5, 6, 7 and 10 of Schedule A. Each Principal Stockholder shall take actions required or appropriate or reasonably requested by Bidder to prevent, or cause not to occur, any of the events set forth in the Revocation Conditions which may be in its reasonable control, including the events set forth in paragraphs 1, 2, 4, 5, 6 and 10 of Schedule A.

Section 3.2 Transfer Restrictions. Other than Permitted Affiliate Transfers and subject to actions taken pursuant to Section 3.1 with respect to the PS Tendered Shares or as otherwise permitted or contemplated by this Agreement, each Principal Stockholder agrees not to, directly or indirectly through their Affiliates or otherwise, sell, transfer, pledge or otherwise dispose of or encumber, or enter into an agreement or arrangement to, directly or indirectly through their Affiliates or otherwise, sell, transfer, pledge or otherwise dispose of or encumber, any of the PS Shares, including the PS Tendered Shares, or take or permit any other action that would in any way conflict with, restrict, limit or interfere with the performance by either Principal Stockholder of such Principal Stockholder’s obligations under the Transaction Documents or the transactions contemplated hereunder or thereunder or that would make any representation or warranty of such Principal Stockholder contained hereunder or therein untrue or incorrect in any material respect, unless and until this Agreement shall have terminated; provided, that, any such action may only be taken to the extent permitted under the terms and conditions of the other Transaction Documents. Each Principal Stockholder agrees to cause the pledge described in Section 4.1 of the Disclosure Schedule to be terminated within sixty (60) days of the Closing Date if the Offer is consummated, and no pledged Share referenced in Section 4.1 of the Disclosure Schedule shall be tendered pursuant to the Offer.

Section 3.3 Proxy. The Principal Stockholders shall not grant any proxy, enter into any voting trust or take any other action with respect to the PS Shares, including any action that would restrict their ability to transfer the PS Tendered Shares pursuant to the Offer in the manner agreed to herein or that would substantially conflict with, be inconsistent with or violate any representation, warranty, covenant or agreement contained in any Transaction Document.

Section 3.4 No Solicitation.

(a) Each of the Principal Stockholders shall not, and shall cause each Person constituting a part of Stockholder Group I, Stockholder Group II, Stockholder Group III or their respective Subsidiaries (all such Persons, collectively, the “Principal Controlled Persons”) not to, and shall cause each of the members, owners, officers, directors, Affiliates or employees of the Principal Controlled Persons not to, and shall use commercially reasonable efforts to cause each of the directors, officers and employees of the Company not to, and shall cause any investment banker, financial advisor, attorney, accountant or other representative retained by or acting on behalf of any of the aforementioned Persons not to, in each case directly or indirectly through another Person: (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal or offer relating to an Alternative Transaction (as defined below); (ii) participate in any discussions or negotiations regarding any Alternative Transaction; (iii) assist or provide any information to any Person in connection with an Alternative Transaction; (iv) approve, endorse, recommend or enter into any letter of intent, agreement in principle or definitive agreement relating to an Alternative Transaction; (v) call or assist any Person in calling a meeting of the stockholders of the Company regarding an Alternative Transaction; or (vi) take any action, individually or with any Person that would be inconsistent with the consummation of the transactions contemplated by this Agreement. Each of the Principal Stockholders and all Principal Controlled Persons shall as of the date hereof immediately cease and terminate all existing discussions and negotiations, if any, with any other Persons conducted heretofore with respect to any Alternative Transaction. For purposes of this Section 3.4, “Alternative Transaction” means either (A) a transaction or series of transactions pursuant to which any Person (or group of Persons), other than the Principal Stockholders and their Affiliates (a “Third Party”) or Bidder or its Affiliates, acquires or would acquire, directly or indirectly, beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than fifteen percent (15%) of the Shares, whether from the

Principal Stockholders, the Principal Controlled Persons, the Company or otherwise; or (B) any other transaction pursuant to which any Third Party, other than Bidder or its Affiliates, acquires or would acquire, directly or indirectly, Assets of the Company or its Subsidiaries (other than in the ordinary course of business) or control of Assets of the Company or its Subsidiaries, in any case having a book value of five percent (5%) or more of the Company’s total consolidated Assets, or for consideration equal to five percent (5%) or more of the fair market value of all Shares on the date of this Agreement; provided, however, that this Section 3.4(a) shall not create any obligation for the Principal Stockholders with respect to any recommendation or action by any Person that is a director, officer or employee of the Company, or otherwise require the Principal Stockholders to take any action or refrain from taking any action in a manner inconsistent with Chilean law.

(b) The Bidder shall not, and shall cause its owners, officers, directors, Affiliates or employees not to, and shall cause any investment banker, financial advisor, attorney, accountant or other representative retained by or acting on behalf of any of the aforementioned Persons not to, in each case directly or indirectly through another Person: (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal or offer relating to a Bidder Chilean Alternative Transaction (as defined below); (ii) participate in any discussions or negotiations regarding any Bidder Chilean Alternative Transaction; (iii) assist or provide any information to any Person in connection with a Bidder Chilean Alternative Transaction; (iv) approve, endorse, recommend or enter into any letter of intent, agreement in principle or definitive agreement relating to a Bidder Chilean Alternative Transaction; (v) call or assist any Person in calling a meeting of its stockholders regarding a Bidder Chilean Alternative Transaction; or (vi) take any action, individually or with any Person that would be inconsistent with the consummation of the transactions contemplated by this Agreement. The Bidder shall immediately cease and terminate all existing discussions and negotiations, if any, with any other Persons conducted heretofore with respect to any Bidder Chilean Alternative Transaction. For purposes of this Section 3.4, “Bidder Chilean Alternative Transaction” means either (A) a transaction or series of transactions pursuant to which Bidder or its Affiliates acquires or would acquire after the date hereof, directly or indirectly, beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than fifteen percent (15%) of the outstanding equity interest of any business, whether in corporate, proprietorship or partnership form or otherwise, that is headquartered in Chile and is engaged principally or substantially in consumer retail operations in competition with the Company within Chile (a “Competitor”), provided that, for the avoidance of doubt, “Competitor” shall exclude any business headquartered, and engaged principally or substantially in consumer retail operations, outside of Chile, even if such business has incidental retail operations within Chile; or (B) a transaction pursuant to which the Bidder or its Affiliates acquires or would acquire, directly or indirectly, assets of a Competitor in a transaction having a value greater than US$300 million. For the avoidance of doubt, the existing global procurement operations of Bidder’s ultimate parent and all Subsidiaries of Bidder’s ultimate parent that are in Chile will not be deemed to be in competition with the Company.

(c) Each of the Principal Stockholders agrees to (and to cause each of the respective stockholders, members, owners, officers, directors, Affiliates and employees of the Principal Controlled Persons, and to use commercially reasonable efforts to cause, and to instruct each of the directors, officers and employees of the Company, to) advise Bidder orally and in writing of (i) any request received on or after execution of this Agreement from any Third Party for information concerning the Shares or the Company or of any proposal or request for information in connection with or relating to an Alternative Transaction, (ii) the material terms and conditions of such request, proposal or Alternative Transaction and (iii) the identity of the Person making such request or proposal, within one Business Day of the receipt of such request or proposal, and shall within such period deliver to Bidder a copy of any such request, proposal or Alternative Transaction. The Principal Stockholders will keep Bidder informed of the status and details (including amendments or proposed amendments) of any such request or proposal on a current basis; provided, however, that this Section 3.4(c) shall not create any obligation for the Principal Stockholders with respect to any recommendation or action by any Person that is a director, officer or employee of the Company or otherwise require the Principal Stockholders to take any action or refrain from taking any action in a manner inconsistent with Chilean law.

(d) Until the termination of this Agreement, each of the Principal Stockholders and the respective stockholders, members or owners of the Principal Controlled Persons, shall not, and shall not permit any of their respective employees, agents or others under their Control to, directly or indirectly, hire, recruit or otherwise solicit any Person who is an employee or agent of the Company or its Affiliates to terminate such Person’s employment or other relationship with the Company or its Affiliates.

Section 3.5 Information. Each party hereto agrees to advise and to cause each of its significant stockholders, members, owners, officers, directors, Affiliates and employees to promptly advise each party, and each Principal Stockholder agrees that it shall use commercially reasonable efforts to cause each of the directors, officers and employees of the Company to promptly advise each party, in each case, orally and in writing, of the occurrence (without regard to any passage of time) of any Revocation Condition, and to furnish copies of any materials received by any such party hereto or the Company relating to the foregoing and any other written request (and a full summary of any oral request) for information or comments from any Governmental or Regulatory Authority or Third Party which could affect Bidder’s ability to commence or consummate the Offer, effect termination of this Agreement, or revoke the Offer hereunder (without regard to any passage of time), or which otherwise relates to the Offer.

Section 3.6 Public Announcements and Disclosure.

(a) Each party hereto (i) consents to and authorizes the publication and disclosure by any of the parties hereto, or their respective Affiliates, of such party’s identity and holding of Shares, if applicable, and the nature of such party’s commitments and obligations under the Transaction Documents (including, for the avoidance of doubt, the disclosure of each Transaction Document) and any other information, in each case, that the Company or the disclosing party reasonably determines is required to be disclosed by applicable Law in any press release, the Tender Offer Documents (including all schedules, documents and correspondence filed with the SEC), the Company Tender Offer Documents, or any other disclosure document in connection with the Offer or any other transactions contemplated hereby and (ii) agrees promptly to give to the Company and the disclosing party any information each may reasonably require for the preparation of any such publication or disclosure documents. Each disclosing party agrees to promptly notify the Company and the other party of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that any shall have become false or misleading in any material respect.

(b) Subject to Section 3.6(c), each party hereto shall provide consent (which consent shall not be unreasonably withheld) to authorize the publication and disclosure by the Company (or its board of directors) or the Bidder of such party’s endorsement of the Offer to the stockholders of the Company.

(c) Subject to Section 3.6(a), during the term of this Agreement and thereafter neither party shall issue any press release or public announcement or make any statement to the news media or otherwise make or cause to be made any public statement regarding the existence of any endorsement concerning, terms of, or negotiations concerning any Transaction Document or the transactions contemplated thereby or the intended cooperation between the parties or the fact that negotiations or discussions are taking place, without the prior written consent of the other party (which consent shall not be unreasonably withheld), except as may be required by Law or by order of any court or Governmental or Regulatory Authority. The parties shall cooperate on, and use commercially reasonable efforts to agree on the content of, all public announcements subject to compliance with applicable Laws.

Section 3.7 Company Regulatory Filings. Each Principal Stockholder shall, and agrees to use commercially reasonable efforts to cause the Company to, make all filings (including amendments) required by the SVS and the SEC to be filed by the Company, the Principal Stockholders or the directors of the Company, as applicable, concerning the Offer (i) comply as to form in all material respects with the rules and regulations promulgated by the applicable Governmental or Regulatory Authority, (ii) not contain at the time of their respective filing untrue statements of material facts and (iii) not omit to state material facts required to be stated therein in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

Section 3.8 Bidder Regulatory Filings. Bidder agrees to make all filings (including amendments) required by the SVS and the SEC to be filed by Bidder concerning the Offer (i) comply as to form in all material respects with the rules and regulations promulgated by the applicable Governmental or Regulatory Authority, (ii) not contain at the time of their respective filing untrue statements of material facts and (iii) not omit to state material facts required to be stated therein in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

Section 3.9 Cooperation. Each Principal Stockholder agrees to use commercially reasonable efforts to cause the Company to, until the termination of the Agreement pursuant to Section 6.1:

(i) provide, or cause to have provided, to Bidder and its counsel, financial advisors, auditors or other representatives, reasonable access in normal business hours to the offices, properties and books and records of the Company and its Subsidiaries and to any officers, directors, employees, consultants, financial advisors or other personnel of the Company or its Subsidiaries,

(ii) furnish, or cause to be furnished, to Bidder, its counsel, financial advisors, auditors or other representatives, such information or data relating to the Company and its Subsidiaries (and the business or operations thereof) as Bidder, its counsel, financial advisors, auditors or other representatives shall reasonably request, and

(iii) cooperate with, and use commercially reasonable efforts to cause the directors, employees, counsel, financial advisors and other representatives of the Company and the Company’s Subsidiaries to cooperate with, Bidder, its counsel, financial advisors, auditors and other representatives, with their reasonable inquiries concerning the business, properties, operations and legal and financial condition of the Company and its Subsidiaries; provided, that no action contemplated by the foregoing (i), (ii) or (iii) shall be required if such action is inconsistent with any Law applicable to the Transaction Documents.

Section 3.10 No Issuance of Capital Stock; Annex I Agreements.

(a) Until the termination of the Agreement pursuant to Section 6.1, each Principal Stockholder agrees to cause the Company and each Subsidiary of the Company to refrain from issuing any shares of capital stock, or any rights to acquire shares of capital stock, or dispose of any shares of capital stock held in treasury, other than pursuant to the exercise or conversion of outstanding securities, stock options, stock issued pursuant to employee compensation plans or rights in accordance with the terms thereof.

(b) Each Principal Stockholder shall take action to effect receipt by the Company of, and use commercially reasonable efforts to cause the Company to obtain, all authorizations, waivers and consents necessary in order to cause the Annex I Agreements to remain in effect for the benefit of the Company and its Subsidiaries according to the terms thereof as in effect as of the date of this Agreement; provided, that, the failure to obtain any such authorizations, waivers and consents will not result in any liability or obligation of the Principal Stockholders other than in respect of Specified Losses as set forth in Section 7.2; provided, further, that neither the efforts by, nor the consequences of any involvement of, the Company’s management or Bidder or its Affiliates shall alter in any way the obligations of the Selling Stockholders under Section 7.2.

Section 3.11 Compliance with International Trade Laws with Respect to the Republic of Cuba.

(a) Each Principal Stockholder agrees to use commercially reasonable efforts to cause the Company and each Subsidiary to be in compliance, prior to or as of the Closing Date, with all International Trade Laws with respect to the Republic of Cuba, including United States economic sanctions, to the same extent and as if their respective Business activities were performed by United States Persons and to take any and all required actions such as: (i) terminating any and all contractual and business arrangements with entities and suppliers from the Republic of Cuba and all Cuban nationals within the meaning of 31 C.F.R. § 515.302 (hereinafter “Cuban Nationals”); (ii) destroying or otherwise disposing of any and all goods and Inventory of Cuban origin in the possession of or under the control of the Company or any Subsidiary of the Company; (iii) terminating and cancelling all purchases and agreements for the purchase of goods and Inventory, from all entities and suppliers, from the Republic of Cuba and all Cuban Nationals and settling any and all accounts payable and debts to the foregoing; and (iv) terminating and cancelling all purchases and agreements for the purchase of all goods and Inventory of Cuban origin from all persons and entities wherever located (including but not limited to all distributors, wholesalers and suppliers of the Company or any Subsidiary of the Company) and settling any and all accounts payable and debts to the foregoing with respect to such goods and Inventory, in each case, if any.

(b) Bidder agrees to use commercially reasonable efforts to consult with the Principal Stockholders and the Company regarding actions necessary, proper or advisable to effect the matters set forth in Section 3.11(a).

ARTICLE IV

Representations and Warranties of the Selling Stockholders

The Selling Stockholders jointly and severally represent and warrant to and for the benefit of the Bidder, as follows as of the date hereof and as of the Closing Date:

Section 4.1 Due Organization; Subsidiaries; Etc.

(a) Each Selling Stockholder that is not a natural Person is a company (or other similar Person) duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and each has all necessary power and authority:

(i) to conduct its business in the manner in which its business is currently being conducted and in the manner in which its business is proposed to be conducted;

(ii) to own and use its properties and assets in the manner in which its properties and Assets are currently owned and used and in the manner in which its properties and assets are proposed to be owned and used; and

(iii) to execute, deliver and perform this Agreement and to carry out the Transactions contemplated hereby.

(b) Each of the Company and each of its Subsidiaries is a company (or other similar Person) duly organized, validly existing and in good standing under the laws of its respective jurisdiction of formation and has all necessary power and authority:

(i) to conduct its business in the manner in which its business is currently being conducted and in the manner in which its business is proposed to be conducted;

(ii) to own and use its properties and Assets in the manner in which its properties and Assets are currently owned and used and in the manner in which its properties and Assets are proposed to be owned and used; and

(iii) to execute, deliver and perform all of the Company Contracts.

(c) Section 4.1(c) of the Disclosure Schedule correctly sets forth, as of the date of this Agreement: (i) the names of the members of the Company’s board of directors; (ii) the names of the members of each committee of the Company’s board of directors; and (iii) the names and titles of the Company’s executive officers.

(d) Except as set forth in Section 4.1(d) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has commenced any proceeding or made any election contemplating, the dissolution or liquidation of the Company or any of its Subsidiaries or the winding up of the Company or any of the Subsidiaries.

(e) The Company has no Subsidiaries, and the Company does not own, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest of any nature in, any Person other than the Persons set forth in Section 4.1(e)(i) of the Disclosure Schedule. Section 4.1(e)(ii) of the Disclosure Schedule sets forth all Subsidiaries of the Company in which the Company holds directly or indirectly one hundred percent (100%) of the outstanding capital stock. Section 4.1(e)(iii) of the Disclosure Schedule sets forth all Subsidiaries of the Company in which the Company holds directly or indirectly less than one hundred percent (100%) of the outstanding capital stock and identifies all holders of capital stock of each such Subsidiary and the amount of capital stock held by each stockholder of each such Subsidiary. All shares of capital stock or equity interests of the Subsidiaries have been duly authorized and validly issued and are outstanding, and except as set forth in Section 4.1(e)(iv) of the Disclosure Schedule, are fully paid and non-assessable. Except as set forth in Section 4.1(e)(v) of the Disclosure Schedule, the Company, directly or indirectly, owns all shares of capital stock or equity interests of the Subsidiaries free and clear of all Encumbrances. No owner, beneficial owner, or shareholder of any of the Subsidiaries is a Government Official or is owned, in whole or in part, by a Government Official.

Section 4.2 Certificate of Incorporation and Bylaws; Records.

(a) The Company has made available to the Bidder, for the Bidder’s review, correct and complete copies of:

(i) The articles or certificate of incorporation and bylaws or applicable organizational documents, including all amendments thereto, of the Company and each of its Subsidiaries; and

(ii) The minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders of each of the Company and each of its Principal Operating Subsidiaries, the board of directors of each of the Company and each of its Principal Operating Subsidiaries and all committees of the board of directors thereof respectively since January 1, 2006.

There have been no meetings or other proceedings of the stockholders of the Company (or any of its Principal Operating Subsidiaries) of the board of directors or any committee of the board of directors thereof, respectively, that are not reflected in such minutes or other records.

(b) There has not been in the last four years, and there is not currently, any violation of any of the material provisions of the Company’s or each Principal Operating Subsidiary’s organizational documents or bylaws (estatutos).

(c) The stock record books, minute books and other records of the Company and each of its Principal Operating Subsidiaries, all of which have been made available to the Bidder, are complete and correct and have been maintained in accordance with sound and prudent business practices and the requirements of applicable Law, including the maintenance of an adequate and appropriate system of internal controls. Since January 1, 2006, the books and records of the Company and each of its Principal Operating Subsidiaries contain correct and complete records of all meetings held of, and corporate action taken by, the stockholders, the boards of directors, and committees of the boards of directors of the Company and each of the Principal Operating Subsidiaries, and no meeting of any such stockholders, board of directors, or committee has been held for which minutes have not been prepared and are not contained in such books and records.

All of those books and records of the Company and each of its Principal Operating Subsidiaries have been and, after the Closing, will remain in the actual possession and direct control of the Company.

Section 4.3 Authority; Binding Nature of Agreements. Each Selling Stockholder has the unrestricted right, power and capacity to enter into and to perform such Selling Stockholder’s obligations under each of the Transaction Documents to which such Selling Stockholder is or may become a party and the execution, delivery, and performance of each of the Selling Stockholders has been duly authorized by all necessary action on the part of the board of directors and stockholders, respectively, of each of the Selling Stockholders. This Agreement constitutes the legal, valid and binding obligation of each of the Selling Stockholders, enforceable against each Selling Stockholder in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or limiting the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity. Upon the execution or effectiveness of each of the other Transaction Documents at or following the Closing, each of such other Transaction Documents shall constitute the legal, valid and binding obligation of each Selling Stockholder who is a party thereto, and shall be enforceable against such Selling Stockholder in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or limiting the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity.

Section 4.4 Capitalization, Etc.

(a) The authorized capital stock of the Company consists of 6,520,000,000 shares of common stock having no par value per share, all of which such shares have been issued and are outstanding, including, as of December 18, 2008, 213,368,040 shares underlying outstanding American Depositary Shares (each ADS representing sixty (60) shares of common stock);

(b) The Selling Stockholders have, and the Bidder shall acquire at Closing good and valid title to the PS Tendered Shares free and clear of any Encumbrances. The PS Tendered Shares shall represent no less than 23.4% of the authorized and issued capital stock of the Company on a Fully-Diluted basis as of the date of the Closing. Of the PS Shares:

(i) Schouten N.V. Agencia en Chile owns, beneficially and indirectly of record, 621,975,420 shares of common stock, constituting 9.54% of the Shares on a Fully-Diluted basis, and constituting 15.10% of the PS Shares;

(ii) Retail International S.A. owns, beneficially and indirectly of record, 990,896,918 shares of common stock, constituting 15.20% of the Shares on a Fully-Diluted basis, and constituting 24.06% of the PS Shares;

(iii) Retail International Tres S.A. owns, beneficially and indirectly of record, 221,065,150 shares of common stock, constituting 3.39% of the Shares on a Fully-Diluted basis, and constituting 5.37% of the PS Shares;

(iv) Retail International Cuatro S.A. owns, beneficially and indirectly of record, 39,159,308 shares of common stock, constituting 0.60% of the Shares on a Fully-Diluted basis, and constituting 0.95% of the PS Shares;

(v) Servicios Profesionales y de Comercialización Dos Limitada owns, beneficially and indirectly of record, 107,303,248 shares of common stock, constituting 1.65% of the Shares on a Fully-Diluted basis, and constituting 2.61% of the PS Shares;

(vi) Rentas FIS y CIA, Sociedad Colectiva Civil owns, beneficially and indirectly of record, 913,601,867 shares of common stock, constituting 14.01% of the Shares on a Fully-Diluted basis, and constituting 22.18% of the PS Shares;

(vii) Rentas HAY y CIA, Sociedad Colectiva Civil owns, beneficially and indirectly of record, 913,601,867 shares of common stock, constituting 14.01% of the Shares on a Fully-Diluted basis, and constituting 22.18% of the PS Shares;

(viii) Servicios Profesionales y de Comercialización Cuatro Limitada owns, beneficially and indirectly of record, 107,423,598 shares of common stock, constituting 1.65% of the Shares on a Fully-Diluted basis, and constituting 2.61% of the PS Shares; and

(ix) Inversiones International Supermarket Holdings Limitada owns, beneficially and indirectly of record, 203,410,544 shares of common stock, constituting 3.12% of the Shares on a Fully-Diluted basis, and constituting 4.94% of the PS Shares.

Except as set forth in Section 4.4(b) of the Disclosure Schedule, all of the PS Shares: (i) have been duly authorized and validly issued; (ii) are fully paid and non-assessable; (iii) are free of preemptive or similar rights (except those set forth in the Ley sobre Sociedades Anónimas), and (iv) have been issued in compliance in all material respects with all applicable Securities Laws and other applicable Laws.

(a) Except as set forth in this Agreement, as contemplated by the Transaction Documents, or as set forth in Section 4.4(c) of the Disclosure Schedule, there is no:

(i) authorized or outstanding subscription, option, call, warrant or right of any kind (whether or not currently exercisable) to acquire any equity or debt securities of the Company or any of its Subsidiaries;

(ii) outstanding security, instrument or obligation (including without limitation any bond, debenture, note or other evidence of indebtedness) that is or may become exercisable, convertible or exchangeable for or into any equity or debt securities of the Company or any of its Subsidiaries; or

(iii) Contract under which the Company or any of its Subsidiaries is or may become obligated to sell or otherwise issue any equity or debt securities of the Company or any of its Subsidiaries.

(b) Except as set forth in Section 4.4(d) of the Disclosure Schedule, since January 1, 2007, neither the Company nor any of its Subsidiaries has repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities. All securities so reacquired by the Company or any of its Subsidiaries were reacquired in full compliance with the applicable provisions of the Laws of its jurisdiction of incorporation and with all other applicable Laws.

(c) There are no shares of capital stock of the Company reserved for issuance for any purposes.

(d) Except as set forth in Section 4.4(f) of the Disclosure Schedule, all of the outstanding shares of capital stock or other equity securities of each of the Subsidiaries (i) are free of preemptive or similar rights (except those set forth in the Ley sobre Sociedades Anónimas) and (ii) have been issued in compliance in all material respects with all applicable Securities Laws and other applicable Laws.

Section 4.5 Financial Statements; Financial Controls; Loans to Executives and Directors.

(a) The Company has delivered to Bidder the following financial statements, including any related notes and schedules thereto (collectively, the “Company Financial Statements”):

(i) the audited consolidated balance sheet of the Company and the Subsidiaries as of December 31, 2005, December 31, 2006 and December 31, 2007, and the related audited consolidated statements of operations, changes in stockholders’ equity and cash flows of the Company for the years then ended, together with the related notes and schedules thereto and the unqualified report and certification of the independent public accountants relating thereto; and

(ii) the unaudited consolidated balance sheet of the Company as of March 30, 2008, and June 30, 2008 and September 30, 2008 (the “Unaudited Interim Balance Sheets”), and the related unaudited statements of operations, changes in stockholders’ equity and cash flows of the Company for the three (3) and six (6) months and nine (9) months then ended, together with the related notes and schedules thereto.

(b) All of the Company Financial Statements are true, correct and complete in all material respects. The Company Financial Statements present fairly the consolidated financial position of the Company and its Subsidiaries as of the dates presented, and the consolidated results of operations, changes in stockholders’ equity and cash flows of the Company and its Subsidiaries for the periods then ended and were prepared in accordance with the books of account and other financial records of the Company and its Subsidiaries. The Company Financial Statements present fairly the financial position of the Company as of the respective dates thereof and the results of operations, changes in stockholders’ equity and cash flows of the Company for the periods covered thereby. The Company Financial Statements have been prepared in accordance with Chilean GAAP, and (with the exception of the Unaudited Interim Balance Sheets) have been reconciled to U.S. GAAP, in each case applied on a consistent basis throughout the periods covered and include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the consolidated financial condition and results of operations of the Company for the periods covered thereby.

(c) The books of account and other financial records of the Company and its Subsidiaries: (i) reflect all material items of income and expenses and all material Assets and Liabilities required to be reflected therein in accordance with Chilean GAAP, applied on a consistent basis throughout the periods covered; (ii) are in all material respects complete and correct, and do not contain or reflect any material inaccuracies or discrepancies and (iii) have been maintained in accordance with good business and accounting practices.

(d) The Company and each of its Subsidiaries maintain proper and adequate financial accounting controls which provide reasonable assurance that: (i) transactions are executed with management’s authorization; (ii) transactions are recorded as necessary to permit preparation of the consolidated financial statements of the Company and each of its Subsidiaries and to maintain accountability for the Company and each of its Subsidiaries’ consolidated Assets; (iii) access to the Company’s and each of its Subsidiaries’ Assets is permitted only in accordance with management’s authorization; (iv) the reporting of the Company’s and each of its Subsidiaries’ Assets is compared with existing Assets at regular intervals; and (v) accounts, notes and other Receivables and Inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. Except as set forth in Section 4.5(d) of the Disclosure Schedule, since January 1, 2005, no deficiencies have been identified with respect to the Company’s internal control over financial reporting, as defined in Rule 13a-15(f) under the Exchange Act.

(e) Since January 1, 2005, neither the Company nor any of its Subsidiaries has, except as set forth in Section 4.5(e) of the Disclosure Schedule, extended or maintained credit (or made arrangements related thereto), with or without interest, guaranteed the indebtedness of, or renewed an extension, in the form of a personal loan, to or for any director, executive officer (or equivalent thereof), employee, agent or Related Party of the Company or its Subsidiaries, other than in connection with (i) the issuance by a

Subsidiary of the Company of a customer credit card made in the Ordinary Course of Business or (ii) salary advances to non-executive employees made in the Ordinary Course of Business.

Section 4.6 Absence of Material Changes. Except for matters set forth in Section 4.6 of the Disclosure Schedule and for matters arising out of the Transaction Documents, since December 31, 2007, the Company has conducted its businesses only in the Ordinary Course of Business, and there has not been any:

(a) change in the authorized or issued capital stock of the Company or any of its Subsidiaries; grant of any stock option or other right to purchase shares of capital stock of the Company or any of its Subsidiaries; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement or other acquisition by the Company or any of its Subsidiaries of any shares of any such capital stock; or, other than the dividends paid on February 14, 2008, May 20, 2008 and September 3, 2008, declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

(b) amendment to the organizational documents of the Company or any of its Subsidiaries;

(c) payment or increase by the Company or any of its Subsidiaries of any bonuses, salaries or other compensation to any stockholder, director, officer or employee (except in the Ordinary Course of Business);

(d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company or any of its Subsidiaries;

(e) damage to or destruction or loss of any Asset or owned Real Property or Leased Property of the Company or any of its Subsidiaries, whether or not covered by insurance, materially and adversely affecting the properties, Assets, business, prospects, results of operations or financial condition of the Company or any Principal Operating Subsidiary;

(f) entry into, termination of, or receipt of notice of termination of (A) any license, joint venture, credit or similar agreement, or (B) any Contract or transaction involving a total remaining commitment by or to the Company or any of its Subsidiaries of at least US$1,000,000 other than entry into Contracts substantially similar to those entered into in the past in the Ordinary Course of Business;

(g) sale, lease or other disposition of any material Asset or property of the Company or any of its Subsidiaries outside of the Ordinary Course of Business, or mortgage, pledge, or imposition of any lien or other Encumbrance on any material Asset or property of the Company or any of its Subsidiaries, including the sale, lease or other disposition of Intellectual Property;

(h) material change in the accounting methods used by the Company or any of its Subsidiaries, other than such changes as required by Chilean GAAP or Law to be implemented in the period covered by this Section 4.6; or

(i) binding agreement by the Company or any of its Subsidiaries to do any of the foregoing.

Section 4.7 Title to Assets. The Company and its Subsidiaries are the lawful owners and holders of the peaceable and uncontested possession of the Assets (other than with respect to (x) the owned Real Property, which is covered separately in Section 4.11 below, (y) the Receivables, which are covered separately in Section 4.8 below, and (z) the matters covered separately in Sections 4.1 and 4.4 above) included in the Unaudited Interim Balance Sheets and any Assets acquired since the date thereof, other than any Assets the failure of which to so own has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the properties, Assets, business, results of operations or financial condition of the Company or any of the Principal Operating Subsidiaries. The Assets described in the preceding sentence are free and clear of any and all Encumbrances other than (i) Permitted Encumbrances and (ii) Encumbrances that have not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the properties, Assets, business, results of operations or financial condition of the Company or any of the Principal Operating Subsidiaries. The Company and its Subsidiaries own or possess all of the Assets necessary to conduct the day-to-day operations of the Business.

Section 4.8 Receivables.

(a) Section 4.8(a) of the Disclosure Schedule provides a correct breakdown and aging of all interest accounts receivable, notes receivable and other receivables of the Company and each of the Principal Operating Subsidiaries as of September 30, 2008.

(b) Except as set forth in Section 4.8(b)(i) of the Disclosure Schedule, for each period and item noted below in this paragraph (b) all notes and accounts receivable of the Company and each of the Principal Operating Subsidiaries through September 30, 2008, including all credit card receivables and loans recorded as Assets of such company (and including those accounts receivable reflected on the Unaudited Interim Balance Sheets that have not yet been collected) (collectively, the “Receivables”):

(i) represent valid obligations of customers of the Company and its Subsidiaries arising from bona fide transactions entered into in the Ordinary Course of Business;

(ii) are current and net of the reserves shown on the Unaudited Interim Balance Sheets as of September 30, 2008, each of which has been recorded in accordance with (A) Chilean GAAP and (B) strictly in compliance with the applicable policies and practices of the Company and each of its Principal Operating Subsidiaries, consistently applied since January 1, 2008 (with the foregoing matters in this clause (ii) for the period set forth above constituting “Recent Receivables Protocols”);

(iii) were originated in compliance with all applicable Laws; and

(iv) are with full recourse to the obligors.

Set forth (A) in Section 4.8(b)(i) of the Disclosure Schedule is a description and accounting of all exceptions to the foregoing provisions of this Section 4.8(b) as relate to, and all variances between Recent Receivables Protocols and those policies and practices that were in effect or carried out in, the period from January 1, 2005 to December 31, 2007 and (B) in Section 4.8(b)(v) of the Disclosure Schedule is a description and accounting of any variances during such 2005 to 2007 period from (x) such policies and practices that were then in effect or (y) Chilean GAAP.

(c) Except as set forth in Section 4.8(c) of the Disclosure Schedule, no Receivable has been sold, transferred, assigned, factored, securitized, or pledged by the Company or any Subsidiary to any Person. Neither the Company nor any Subsidiary has taken any action which would result in a waiver or negation of any rights or remedies available against the borrower or guarantor, if any, on any such note, accounts receivable or loan, other than in the Ordinary Course of Business.

(d) Except as set forth in Section 4.8(d) of the Disclosure Schedule, the Company and its Subsidiaries have good and marketable title to the Receivables free and clear of all Encumbrances, except such Encumbrances that (i) have arisen in the Ordinary Course of Business and (ii) would not, individually or in the aggregate, have a material adverse effect on the properties, Assets, business, prospects, results of operations or financial condition of the Company or any Principal Operating Subsidiary.

Section 4.9 Inventory. (a) All of the existing Inventory of the Company and each of its Subsidiaries (including all Inventory that is reflected on the Unaudited Interim Balance Sheets that has not been disposed of by the Company and its Subsidiaries since September 30, 2008):

(i) is of such quality and quantity as to be usable and saleable by the Company and its Subsidiaries in the Ordinary Course of Business;

(ii) is free of any relevant defects, damages, shrinkage, deteriorations and Obsolete Items, except to the extent that is customary in the Ordinary Course of Business; and

(iii) has been valued at the lower of weighted average cost or net realizable value in accordance with Chilean GAAP and strictly in compliance with the policies and the practices of the Company and each of its Principal Operating Subsidiaries, consistently applied since January 1, 2005.

(b) Inventories now on hand that were purchased after the date of the Unaudited Interim Balance Sheets were purchased in the Ordinary Course of Business at a cost not exceeding market prices. The inventory levels maintained by the Company and its Subsidiaries: (i) are not excessive in light of the Company’s normal operating requirements; and (ii) are adequate for the conduct of the Company’s and its Subsidiaries’ operations in the Ordinary Course of Business. The Company and its Subsidiaries are not in possession of any Inventory not owned by the Company or any of its Subsidiaries, including goods already sold, except in the Ordinary Course of Business. Neither the Company nor any of its Subsidiaries is under any Liability with respect to accepting returns of items of Inventory or merchandise in the possession of their customers other than in the Ordinary Course of Business consistent with past practice.

Section 4.10 Equipment, Etc. All material equipment and other tangible Assets, other than Inventory, owned by or leased to the Company and each of its Subsidiaries:

(a) is structurally sound, free of relevant defects and deficiencies and in good condition and repair (ordinary wear and tear excepted);

(b) complies in all respects with, and is being operated and otherwise used in full compliance with, all applicable Laws; and

(c) is adequate for the uses to which it is being put.

The equipment and other tangible Assets owned by or leased to the Company and its Subsidiaries are adequate for the conduct of the Company’s and its Subsidiaries’ business in the manner in which such business is currently being conducted and in the manner in which such business is proposed to be conducted.

Section 4.11 Real Property; Leased Property.

(a) Section 4.11(a)(i) of the Disclosure Schedule sets forth an accurate and complete list of all owned Real Property on which any Establishment is located and such list includes the name and record title holder. Except for those listed on Section 4.11(a)(ii) of the Disclosure Schedule, the Company and its Subsidiaries have good title to their respective owned Real Properties, free and clear of any and all Encumbrances and options or rights to purchase and all restrictions on the use of such real property, encroachments or any other Encumbrance or irregularities in title thereto, other than (i) Permitted Encumbrances or (ii) Encumbrances or other restrictions concerning any Establishment that do not materially adversely affect the value of such Establishment or do not materially adversely affect the continued use of such Establishment to which they relate in the conduct of the business conducted thereat. No judicial or other proceeding is pending or, to each of the Selling Stockholder’s knowledge, threatened that would preclude or materially impair the use of any owned Real Property for the purposes for which it is currently used and that would likely result in a material adverse effect on the properties, Assets, business, prospects, results of operations or financial condition of the Company or any of its Principal Operating Subsidiaries.

(b) Section 4.11(b)(i) of the Disclosure Schedule sets forth an accurate and complete list of all of the Leases with respect to the Leased Properties. All of the Leases relating to the Leased Properties are in full force and effect and are valid and binding. Section 4.11(b)(ii) of the Disclosure Schedule sets forth an accurate and complete list of all of the Leases evidenced in a public deed and registered in the applicable Conservador de Bienes Raíces. All rents due to date on each of the Leases reflected on Section 4.11(b)(i) of the Disclosure Schedule have been paid, and all other obligations of the lessees thereunder required to be performed to date have been performed in all material respects in accordance with the provisions of the applicable Lease. Neither the Selling Stockholders nor the Company (including each of its Subsidiaries) have received notice of or accepted any offers, exercise of right of first refusal or similar notifications or interest from lessors, sublessors or third parties with respect to any of the owned Real Properties and/or the Leased Properties.

Section 4.12 Intellectual Property. Section 4.12 of the Disclosure Schedule sets forth the list and description of all Intellectual Property with respect to the business names, product names and slogans of the Company and its subsidiaries, and such Intellectual Property and the related trademarks referenced therein have been registered before the DPI and such list and description is correct and each one of the registrations is held by the Company and/or its Subsidiaries. Neither the Company (including each of its Subsidiaries), the Selling Stockholders, nor any of their respective Affiliates have granted any Intellectual Property rights to any Third Parties for the use related to the Business. The business operations of the Company (including each of its Subsidiaries) do not, to each of the Selling Stockholder’s knowledge, violate, infringe or misappropriate any Intellectual Property rights of any Third Party. The Intellectual Property of the Company (including each of its Subsidiaries) is owned by the Company and/or its Subsidiaries, as applicable, and is not subject to any license (other than as reflected in Section 4.12 of the Disclosure Schedule) is free of any restriction on limitation on use, is free and clear of any and all Encumbrances and is not subject to any arrangement requiring any payment to any Third Party or the obligation to grant rights to any Third Party in exchange for services. All of the licensed Intellectual Property of the Company and each of its Subsidiaries is reflected on Section 4.12 of the Disclosure Schedule and has been and is used in accordance with all applicable license agreements and all such license agreements are valid and in full force and effect.

Section 4.13 Contracts; Insurance.

(a) Each Company Contract currently in effect is in full force and effect, constitutes a legal and binding obligation of the Company (and/or its Subsidiary, as the case may be) and is valid and enforceable in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or limiting the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity. Neither the Company nor any of its Subsidiaries has violated or breached or declared or committed any default (including any termination penalty) under any Company Contract or Company Contracts that, individually or in the aggregate, would result in a material adverse effect on the properties, Assets, business, results of operations or financial condition of the Company or any Principal Operating Subsidiary.

(b) The Company and each of its Subsidiaries hold insurance in accordance with Law and consistent with the usual practices of the market; and complete and accurate copies of all of such insurance policies have been made available to Bidder.

(c) Each of the insurance policies is valid, enforceable and in full force and neither the Company nor any of its Subsidiaries have received any notice regarding any refusal of coverage or cancellation of such policies.

Section 4.14 Liabilities.

(a) Except as reflected in the Unaudited Interim Balance Sheets and Section 4.14(a) of the Disclosure Schedule, there are no Liabilities of the Company and its Subsidiaries and no Liabilities relating to the Assets of the Company and its Subsidiaries, effective or contingent, other than accounts payable (of the type required to be reflected as current liabilities in the “liabilities” column of a balance sheet prepared in accordance with Chilean GAAP) incurred by the Company and each of its Subsidiaries in the Ordinary Course of Business, consistent with its past practice and custom, since September 30, 2008.

(b) Neither the Company nor any of its Subsidiaries has issued or made any guaranty or otherwise agreed to cause, insure or become liable for the performance or payment of any obligation or other Liability of or on behalf of any Third Parties or Affiliates, except for those listed in the Company Financial Statements. The Company and its Subsidiaries do not have Liabilities, covenants, obligations or responsibilities with respect to any Prior Acquisition Transactions involving the Company or any of its Subsidiaries except for those recorded in the Company Financial Statements or as set forth in Section 4.14(b) of the Disclosure Schedule, and all Prior Acquisition Transactions of the Company and any of its Subsidiaries were approved in accordance with all applicable Laws.

(c) The Company has not entered into any Off-Balance Sheet Transactions. For purposes of this clause, “Off-Balance Sheet Transaction” shall mean any transaction, arrangement or other relationships between or among the Company, and/or any of its Subsidiaries and/or any Affiliate thereof and any unconsolidated Person or Persons, including, but not limited to, any structured finance, special purpose or limited purpose Person pursuant to which the Company or its Subsidiaries are contingently liable and that are not otherwise recorded on the Company’s balance sheet or specified in the financial statement notes thereto.

Section 4.15 Compliance with Laws.

(a) Except as set forth in Section 4.15 of the Disclosure Schedule:

(i) The Company and each of the Subsidiaries is and has at all times been in material compliance with Laws, including all applicable antitrust Laws, that is or was applicable to it or to the conduct of its business or the ownership or use of any of its properties or Assets;

(ii) Each Selling Stockholder is aware of certain accounting and anti-corruption laws applicable to the Bidder, including the U.S. Foreign Corrupt Practices Act (“FCPA”), and is not aware of any circumstances of condition that would indicate that the Company or any Subsidiary has engaged in any actions that violate the FCPA or, to the extent such company is not subject to FCPA jurisdiction, that would constitute a violation of the FCPA if such company were subject to FCPA jurisdiction; and

(iii) Since January 1, 2008, neither the Company nor any of its Subsidiaries has received, at any time, any notice or other communication (in writing or otherwise) from any Governmental or Regulatory Authority or any other Person regarding: (A) any actual, alleged, possible or potential violation of, or failure to comply with, any Law; or (B) any actual, alleged, possible or potential obligation on the part of the Company or any of its Subsidiaries to undertake, or to bear all or any portion of the cost of, any cleanup or any remedial, corrective or response action of any nature, in each case, other than as would not result in a material adverse effect on the properties, Assets, business, prospects, results of operations or financial condition of the Company or any Principal Operating Subsidiary. To the knowledge of each of the Selling Stockholders, there is no material unresolved violation or exception set forth in any report or statement relating to any examinations of the Company or any of its Subsidiaries by any Governmental or Regulatory Authority.

(b) Since December 31, 2005, neither the Company nor any of its Subsidiaries, including but not limited to the Company’s financial service Subsidiary, that qualifies as a “financial institution” under the U.S. Anti-Money Laundering Laws has knowingly acted, by itself or in conjunction with another, in any act in connection with the concealment of any currency, securities, or other proprietary interest that is the result of a felony as defined in the U.S. Anti-Money Laundering Laws (“Unlawful Gains”), nor knowingly accepted, transported, stored, dealt in or brokered any sale, purchase or any transaction of other nature for Unlawful Gains. The Company and each of its Subsidiaries that qualifies as a “financial institution” under the U.S. Anti-Money Laundering Laws have, during the past three (3) years, implemented such anti-money laundering mechanisms and kept and filed all material reports and other necessary material documents as required by, and otherwise complied with, the U.S. Anti-Money Laundering Laws and the rules and regulations issued thereunder.

Section 4.16 Governmental Authorizations.

(a) Except as otherwise set forth in Section 4.16 of the Disclosure Schedule, the Company and its Principal Operating Subsidiaries hold all governmental authorizations which are required for the operation of the respective businesses of the Company and its Subsidiaries as they are currently conducted and all such governmental authorizations are in full force and effect as of the date hereof, except for any governmental authorizations the failure of which to hold or be in full force and effect would not result in a material adverse effect on the properties, Assets, business, prospects, results of operations or financial condition of the Company or any Principal Operating Subsidiary.

(b) Each Selling Stockholder represents and warrants that the consummation of the Transactions will not result in any breach, nor result in the cancellation, revocation, modification, or termination of any such governmental authorizations.

Section 4.17 Tax Matters.

(a) Except for Section 4.17(a) of the Disclosure Schedule, each Tax required to have been paid by any of the Company and its Subsidiaries (whether pursuant to any Tax Return or otherwise) has been duly paid in full on a timely basis and, as the case may be, shall be paid when due. The Company and its Subsidiaries have made all required estimated advance Tax payments (Monthly Provisional Payments) as required by applicable Law. Net taxable income of each of the Company and its Subsidiaries with respect to each period ending on or prior to the Closing Date has been determined in accordance with applicable Tax Law. Any Tax required by applicable Law to have been withheld or collected by any of the Company and its Subsidiaries has been duly withheld and collected, and (to the extent required) each such Tax has been timely paid in full to the appropriate Governmental or Regulatory Authority.

(b) Except for Section 4.17(b) of the Disclosure Schedule, all material Tax Returns required to be filed by, or on behalf of, the Company or any of its Subsidiaries (the “Company Returns”): (i) have been or, with respect to the Company Returns that are due after the date hereof and on or before the Closing Date, shall be filed when due with the appropriate Governmental or Regulatory Authority; and (ii) have been or, with respect to the Company Returns that are due after the date hereof and on or before the Closing Date, shall be when filed true, accurate and complete in all material respects. The Company and its Subsidiaries have maintained and will continue to maintain until the Closing Date all material documents and records relating to such Company Returns as required by applicable Tax Law. All amounts shown on the Company Returns to be due after the date hereof and on or before the Closing Date, and all amounts otherwise payable in connection with the Company Returns on or before the Closing Date, have been or shall be timely paid in full on or before the Closing Date. The Company has delivered to the Bidder true, correct and complete copies of all Company Returns that are income Tax Returns filed since December 31, 2005.

(c) Except for Section 4.17(c) of the Disclosure Schedule, the Company Financial Statements, fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with Chilean GAAP and U.S. GAAP. The Company shall establish, in the Ordinary Course of Business, reserves adequate for the payment of all Taxes due with respect to any event occurring or period ending on or prior to the Closing Date to the extent required by applicable Law and Chilean GAAP, and the Company shall disclose the amount of such reserves as of the Closing Date, expressed in Chilean currency, to the Bidder on or prior to the Closing Date.

(d) Section 4.17(d) of the Disclosure Schedule accurately identifies each examination or audit of any Company Return that has been conducted since December 31, 2005. The Company has delivered to the Bidder accurate and complete copies of all audit reports relating to the Company Returns that are under its control. No extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by the Company, its Subsidiaries or any other Person), and no such extension or waiver has been requested from the Company or any of its Subsidiaries. Except as set forth in Section 4.17(d) of the Disclosure Schedule, no written claim has ever been made by a Governmental or Regulatory Authority in a jurisdiction outside of Chile where any of the Company and its Subsidiaries has never filed Tax Returns asserting that such Company or Subsidiary is or may be subject to Taxes assessed by such jurisdiction.

(e) Except for Section 4.17(e) of the Disclosure Schedule, no claim or other Proceeding is pending or has been threatened against or with respect to the Company or any of its Subsidiaries in respect of any Tax due or Tax Returns filed by the Company or any of its Subsidiaries. There are no unsatisfied Liabilities for Taxes with respect to any notice of deficiency or similar document received by the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has been or shall be assessed any Taxes or required to include any adjustment in costs, taxable basis, credits, loss carryovers, taxable income or other tax attributes for any tax period (or portion thereof) as a result of transactions, corporate reorganizations or events occurring, or accounting methods employed, prior to the Closing. Neither the Company, nor any of its Subsidiaries, has received any refund or credit for Taxes to which it was not entitled.

(f) Except for Section 4.17(f) of the Disclosure Schedule, there is no agreement, plan, arrangement or other Contract covering any Company Employee that, individually or collectively, could give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to any provision of Law. None of the Company or its Subsidiaries is a party to or bound by any Tax indemnity agreement, Tax sharing agreement, Tax allocation agreement or similar Contract, and none of the Company or its Subsidiaries has liability for the Taxes of any other Person (other than the Company and its Subsidiaries) by virtue of filing consolidated, combined or unitary Tax Returns with such other Person or by virtue of being, with respect to such other Person, a transferee, successor, joint and several obligor, or otherwise.

(g) Except for Section 4.17(g) of the Disclosure Schedule, any and all Related Party transactions and dealings between or among any of the Company, its Subsidiaries, its stockholders and/or any other Persons directly or indirectly related to any of the Company and its Subsidiaries have at all times occurred on substantially arm’s-length terms, as if between and among unrelated parties. Each of the Company and its Subsidiaries has at all times fully complied with any and all Tax-related requirements that the arm’s-length nature of the terms of such Related Party transactions and dealings be documented (including, without limitations, transfer pricing rules, reporting and other requirements imposed by applicable law).

(h) The Company and its Subsidiaries have received and used all public aid granted in whatever form (including, without limitation, grants or Tax incentives of any form) only in accordance with applicable laws and in compliance with all regulatory orders, conditions and impositions. No such aid will have to unwound, repaid or discontinued as a result of the consummation of the transactions contemplated by this Agreement or due to any other circumstance already known.

(i) There are no Encumbrances for Taxes on any assets of the Company or its Subsidiaries, other than Permitted Encumbrances.

(j) No Tax is or will be payable by the Company or any of its Subsidiaries as a result of the consummation of the transactions contemplated by this Agreement; and none of the Selling Stockholders or its respective Affiliates have undertaken any reorganization, restructuring or any similar action in anticipation of, or in connection with, the transactions contemplated by this Agreement that would result in any Tax being incurred or becoming payable by the Companies or its Subsidiaries.

Section 4.18 Employee and Labor Matters.

(a) Except for as provided in Section 4.18 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or bound by any (i) union contract, collective bargaining agreement or similar Contract in any jurisdiction or (ii) employment agreement or similar Contract with the top 30 most highly compensated employees of the Company and its Subsidiaries.

(b) To each of the Selling Stockholder’s knowledge, no material dispute or controversy with any union or other organization of the Company and/or its Subsidiaries’ employees exists or is imminent.

(c) The Company will not be subject to any additional Liabilities or obligations to any of its employees, officers or directors as a result of the Transactions, other than pursuant to documents which have been delivered to Bidder.

Section 4.19 Employee Benefit Plans and Compensation. The Company and its Subsidiaries are in compliance with all of the requirements of the plans and/or contracts for all employee benefit and pension matters and there are no unfunded Liabilities with respect to employee benefit plans or pension plans of the Company and its Subsidiaries. The remuneration and any other compensation of all officers, directors and employees of the Company and its Subsidiaries is, and since January 1, 2002, has been, paid in Chile to the respective individual or personal retirement account of such individuals, in each case, subject to the tax withholdings, social security contributions and other deductions required by, and such remuneration and compensation otherwise has been paid, accounted for and reported to all applicable Governmental or Regulatory Authorities in a manner that complies with, applicable Law.

Section 4.20 Environmental Matters.

(a) Since January 1, 2006, neither the Company nor any of its Subsidiaries has ever received any notice or other communication (in writing or otherwise) from any Governmental or Regulatory Authority or other Person regarding any actual, alleged, possible or potential Liability arising from or relating to the presence, generation, manufacture, production, transportation, importation, use, treatment, refinement, processing, handling, storage, discharge, release, emission or disposal of any Hazardous Material. Since January 1, 2006, no Person has commenced or, to each of the Selling Stockholder’s knowledge, threatened to commence any contribution action or other Proceeding against the Company or any of its Subsidiaries in connection with any such actual, alleged, possible or potential Liability.

(b) Except for matters involving Inventory in the Ordinary Course of Business or otherwise as set forth in Section 4.20(b) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has ever generated, manufactured, produced, transported, imported, used, treated, refined, processed, handled, stored, discharged, released or disposed of any Hazardous Material (whether lawfully or unlawfully).

Section 4.21 Related Party Transactions.

(a) Section 4.21(a) of the Disclosure Schedule sets forth a complete and correct list of all Contracts, including without limitation any payments, loaned or borrowed funds or property or any credit arrangement, to which the Company or any of its Subsidiaries are, shall be or have been a party, whether voluntarily or not, at any time from January 1, 2006, to the Closing Date, and to which: (a) the Subsidiaries of the Company; (b) the Selling Stockholders; or (c) any Related Party is also a party (each a “Related Party Transaction”).

(b) No Related Party Transaction was entered into on terms, taken as a whole, no less favorable to such Related Party than those that could be obtained in a comparable arm’s-length transaction with any Person that is not a Related Party.

Section 4.22 Certain Payments, Export Control Laws.

(a) None of the Selling Stockholders, nor any Person acting on a Selling Stockholder’s behalf, has, in relation to or for the benefit of the Company:

(i) paid, promised to pay, or authorized the payment, or transfer of anything of value, to any Government Official for the purpose of influencing any act or decision of the recipient in his or her official capacity, inducing the recipient to do or omit to do any act in violation of his or her official duty, securing any improper advantage, inducing the recipient to use his or her influence with any government or instrumentality thereof, or any other purpose that would be unlawful under any Laws; or

(ii) paid, promised to pay, or authorized the payment, or transfer of anything of value, to any Person while knowing or believing that such Person may transfer all or part of such payment or thing of value to any Government Official for the purpose of influencing any act or decision of the Government Official in his or her official capacity, inducing the Government Official to do or omit to do any act in violation of his or her official duty, securing any improper advantage, inducing the Government Official to use his or her influence with any government or instrumentality thereof, or any other purpose that would be unlawful under any Laws.

(b) No owner, beneficial owner, or shareholder of a Selling Stockholder, or of any of such Selling Stockholder’s parent or Subsidiary entities, is a Government Official and no officer, director, or employee of any Selling Stockholder or its parent or Subsidiary entities is a Government Official.

(c) To the best knowledge of the Selling Stockholders and except as set forth on Section 4.22(c) of the Disclosure Schedule, the Company and the Subsidiaries have complied, and are in material compliance, with all applicable International Trade Laws in the countries and jurisdictions in which each such company seeks, directly or through other parties, to market, sell and distribute its products and services.

(d) To the best knowledge of the Selling Stockholders and except as set forth on Section 4.22(d) of the Disclosure Schedule, the Company and its

Subsidiaries have not directly sourced, and are not currently directly sourcing, Inventory in a manner that would violate U.S. economic sanctions laws restricting transactions and activities with, in, or involving countries subject to the sanctions programs administered by the U.S. Treasury Department’s Office of Foreign Assets Controls (such as, by way of example, U.S. economic sanctions against Cuba).

Section 4.23 Litigation; Proceedings; Orders.

(a) Except as described in Section 4.23 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries nor any Selling Stockholder is a party or involved with or subject to any material pending or, to each of the Selling Stockholder’s knowledge, threatened civil, labor, environmental, Tax or criminal action, suit, arbitration, litigation, claim, demand, administrative procedure, prosecution or inquiry (including but not limited to those imposing fines or restrictions on its activities) (each, a “Claim”) before any Governmental or Regulatory Authority, arbitrator or arbitration panel, except for any such Claim that (i) has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the properties, Assets, business, prospects, results of operations or financial condition of the Company or any Principal Operating Subsidiary and (ii) has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on such Selling Stockholder’s obligations under this Agreement.

(b) There are no actions, suits, investigations or proceedings pending or, to each of the Selling Stockholder’s knowledge, threatened against any of the Company, its Subsidiaries or the Selling Stockholders before any Governmental or Regulatory Authority seeking on any account to question or prevent, alter or significantly delay the transactions contemplated herein, the effects of which may be enforced against any of the Company, its Subsidiaries or the Selling Stockholders or any of the Assets of the Company or any of its Subsidiaries.

Section 4.24 Non-Contravention; Consents. Except as set forth in Section 4.24 of the Disclosure Schedule, the execution and delivery of the Transaction Documents by the Selling Stockholders and the performance by the Selling Stockholders thereunder do not and will not, directly or indirectly (with or without notice or lapse of time), (i) contravene or conflict with the organizational or governing documents of the Company or any of its Subsidiaries; or (ii) require the Selling Stockholders to make any filing with, or give any notice to, or obtain any consent, approval or authorization from, any Third Party (other than any filing or notice required to be made pursuant to the Securities Laws), result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default), or result in a loss of benefit under, penalty or fee, or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of, the Selling Stockholders, the Company or any of its Subsidiaries, or result in the creation of any Encumbrance on any of the properties or assets of the Company or its Subsidiaries under any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license, permit or other instrument or obligation to which the Selling Stockholders or the Company or any of its Subsidiaries is a party or by which the Selling Stockholders or the Company or any of its Subsidiaries or its or any of their respective properties or assets are bound, except, in the case of clause (ii) above, which would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the properties, Assets, business, prospects, results of operations or financial condition of the Company or any Principal Operating Subsidiary. Notwithstanding the foregoing, nothing in this Section 4.24 or in Section 4.24 of the Disclosure Schedule shall have any effect of reducing or limiting any claim for Specified Losses hereunder.

Section 4.25 Brokers. Except as set forth in Section 4.25 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries nor any of the Selling Stockholders has agreed or become obligated to pay, or has taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder’s fee or similar commission or fee in connection with any of the Transactions.

Section 4.26 Public Filings.

(a) All public filings required by Law to be filed by the Company and its Subsidiaries as of the date hereof were timely filed and complied in all material respects with the requirements of the applicable Governmental or Regulatory Authority, and none of such filings contained when filed any untrue statement of a material fact or omitted or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(b) The Company is, and has been since January 1, 2006, a “foreign private issuer” as such term is defined in Rule 3b-4 under the Exchange Act.

(c) As of the date of this Agreement, none of the Company’s Subsidiaries is subject to the reporting requirements of Section 13(a) or 15(d) under the Exchange Act. Except as set forth in Section 4.26 of the Disclosure Schedule, none of the Company’s Subsidiaries is subject to reporting requirements under applicable Chilean Law, other than filings required to be made in connection with Taxes.

(d) As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC with respect to the Company SEC Documents.

(e) The Company has made available to Bidder all material correspondence between the applicable Chilean Governmental or Regulatory Authority and the Company and between the applicable Chilean Governmental or Regulatory Authority and any Subsidiary of the Company since January 1, 2006.

Section 4.27 Selling Stockholders.

(a) Each Selling Stockholder has the capacity and financial capability to comply with and perform all of such Selling Stockholder’s covenants and obligations under each of the Transaction Documents to which such Selling Stockholder is or may become a party.

(b) No Selling Stockholder:

(i) has, at any time: (A) made a general assignment for the benefit of creditors; (B) filed, or had filed against such Selling Stockholder, any bankruptcy petition or similar filing; (C) suffered the attachment or other judicial seizure of all or a substantial portion of such Selling Stockholder’s assets; (D) admitted in writing such Selling Stockholder’s inability to pay such Selling Stockholder’s debts as they become due; (E) been convicted of, or pleaded guilty to, any felony; or (F) taken or been the subject of any action that may have an adverse effect on such Selling Stockholder’s ability to comply with or perform any of such Selling Stockholder’s covenants or obligations under any of the Transaction Documents; or

(ii) is subject to any order that may have a material adverse effect on such Selling Stockholder’s ability to comply with or perform any of such Selling Stockholder’s covenants or obligations under any of the Transaction Documents.

(c) There is no Proceeding pending, and, to each of the Selling Stockholder’s knowledge, no Person has threatened to commence any Proceeding, that may have a material adverse effect on the ability of any Selling Stockholder to comply with or perform any of such Selling Stockholder’s covenants or obligations under any of the Transaction Documents. To each of the Selling Stockholder’s knowledge, no event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.

Section 4.28 HSR Exemption and Foreign Anti-Trust Approval.

(a) The Company and: (i) all corporations in which it directly or indirectly holds at least fifty percent (50%) of the outstanding voting securities or has the contractual right to appoint at least fifty percent (50%) of the directors; and (ii) all unincorporated Persons in which the Company is directly or indirectly entitled to at least fifty percent (50%) of the profits or assets upon dissolution (taking preferential distributions if any into account) do not collectively hold assets located in the United States having an aggregate total fair market value in excess of US$63.1 million.

(b) The Company and: (i) all corporations in which it directly or indirectly holds at least fifty percent (50%) of the outstanding voting securities or has the contractual right to appoint at least fifty percent (50%) of the directors; and (ii) all unincorporated Persons in which the Company is directly or indirectly entitled to at least fifty percent (50%) of the profits or assets upon dissolution (taking preferential distributions if any into account) did not collectively make aggregate sales in or into the United States of over US$63.1 million in their most recent fiscal year.

(c) No pre- or post-Closing antitrust, fair trade, or control law filings shall be necessary and required in any jurisdiction in order for the Transactions contemplated by this Agreement to be consummated.

Section 4.29 Independent Public Accountants. Deloitte Touche Tohatsu, who have reported upon certain of the financial statements including the Company Financial Statements and the financial statements included or incorporated in the Company’s Annual Reports on Form 20-F, are independent public accountants and “auditores independientes” with respect to the Company and its Subsidiaries within the meaning of Regulation S-X under the Securities Act and the Ley sobre Sociedades Anónimas, as applicable.

Section 4.30 Consumer Credit Operations. The consumer credit operations of the Company and its Subsidiaries comply in all material respects with all Laws, including, but not limited to, applicable usury statutes and other applicable consumer protection statutes and the regulations thereunder.

Section 4.31 Disclosure Schedule. The Disclosure Schedule does not contain any untrue statement of fact taken together with the representation or warranty to which any such statement corresponds. Each section of the Disclosure Schedule, does not omit to state a fact necessary to make any statement made therein, taken together with the representation or warranty to which such Disclosure Schedule statement corresponds, not misleading in light of the circumstances under which such statement was made.

ARTICLE V

Representations and Warranties of Bidder

The Bidder represents and warrants, to and for the benefit of the Selling Stockholders, as follows as of the date hereof and as of the Closing Date:

Section 5.1 Acquisition of Shares. The Bidder is not acquiring the PS Tendered Shares with the current intention of making a public distribution thereof.

Section 5.2 Authority; Binding Nature of Agreement.

(a) the Bidder has the unrestricted right, power and authority to enter into and perform its obligations under this Agreement;

(b) the execution, delivery and performance of this Agreement by the Bidder has been duly authorized by all necessary action on the part of the Bidder and its board of directors; and

(c) this Agreement constitutes the legal, valid and binding obligation of Bidder, enforceable against Bidder in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or limiting the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity. Upon effectiveness of the other Transaction Document following the Closing, such other Transaction Document shall constitute the legal, valid and binding obligation of Bidder, and shall be enforceable against Bidder in accordance with its terms, except that such enforceability (x) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or limiting the enforcement of creditors’ rights generally and (y) is subject to general principles of equity.

Section 5.3 Due Organization.

(a) Bidder is a company (or other similar Person) duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and has all necessary power and authority:

(i) to conduct its business in the manner in which its business is currently being conducted and in the manner in which its business is proposed to be conducted;

(ii) to own and use its properties and assets in the manner in which its properties and Assets are currently owned and used and in the manner in which its properties and assets are proposed to be owned and used; and

(iii) to execute, deliver and perform this Agreement and to carry out the Transactions contemplated hereby.

(b) Section 5.3(b) of the Bidder Disclosure Schedule correctly sets forth, as of the date of this Agreement: (i) the names of the Bidder’s members; and (ii) the names and titles of the Bidder’s executive officers.

Section 5.4 Organizational Documents; Records.

(a) The Bidder has made available to the Selling Stockholders, for the Selling Stockholders’ review, correct and complete copies of:

(i) the estatutos, including all amendments thereto, of the Bidder; and

(ii) all powers of attorney granted by Bidder.

(b) There has not been any violation of any of the material provisions of the Bidder’s estatutos or of any material resolution adopted by Bidder’s members; and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or indirectly in such a violation.

Section 5.5 Non-Contravention; Consents. Except as set forth in Section 5.5 of the Disclosure Schedule, the execution and delivery of the Transaction Documents by the Bidder, and the performance by the Bidder thereunder, do not and will not, directly or indirectly (with or without notice or lapse of time) (i) contravene, conflict with or result in a violation of any of the provisions of the Bidder’s estatutos; (ii) contravene, conflict with or result in a violation of any resolution adopted by the Bidder’s members; or (iii) require the Bidder to make any filing with or give any notice to, or to obtain any consent from, any Third Party (other than any filing or notice required to be made pursuant to the Securities Laws) or result in a violation or breach of or a default under any provision of, or give any Person the right to declare a default under, any material contract to which the Bidder or a Related Party is a party or by which the Bidder or a Related Party is bound.

Section 5.6 Litigation; Proceedings; Orders.

(a) Except as set forth on Section 5.6(a) of the Bidder Disclosure Schedule, the Bidder is not a party or involved with or subject to any material pending or, to Bidder’s knowledge, threatened Claim before any Governmental or Regulatory Authority, arbitrator or arbitration panel, except for any such Claim that has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Bidder’s obligations under this Agreement.

(b) There are no actions, suits, investigations or proceedings pending or, to Bidder’s knowledge, threatened against the Bidder before any Governmental or Regulatory Authority seeking on any account to question or prevent, alter or significantly delay the transactions contemplated by this Agreement, the effects of which may be enforced against the Bidder.

Section 5.7 Brokers. Except as set forth on Section 5.7 of the Disclosure Schedule, the Bidder has not agreed or become obligated to pay, and has not taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder’s fee or similar commission or fee in connection with any of the Transactions.

Section 5.8 Sufficiency of Funds. Bidder has available cash and commitments through Affiliates constituting sufficient cash resources to pay the aggregate consideration due to stockholders participating in the Offer and to comply with its obligations hereunder. Such resources are not subject to any Third Party financing contingency.

ARTICLE VI

Termination

Section 6.1 Termination. This Agreement may be terminated:

(a) at any time, by mutual written consent of each Principal Stockholder and Bidder;

(b) by Bidder, by giving written notice of such termination to the Principal Stockholders (i) following expiration of the Offer if the Minimum Condition has not been fulfilled or (ii) if any Revocation Condition has occurred and has not been cured as of the Business Day prior to the scheduled expiration date for the Offer;

(c) by Bidder, by giving written notice of such termination to the Principal Stockholders, if any of the Selling Stockholders shall have Breached any of their material obligations or agreements under this Agreement, and such Breach (i) shall be incapable of cure prior to the scheduled expiration date for the Offer or (ii) has not been cured upon the earlier of (A) ten (10) days following the giving of written notice of such Breach to the Principal Stockholders or (B) three (3) days before the scheduled expiration date for the Offer;

(d) by the Principal Stockholders, by giving written notice of such termination to Bidder, if Bidder shall have Breached any of its material obligations or agreements under this Agreement, and such Breach shall be incapable of cure or has not been cured upon the earlier of (i) ten (10) days following the giving of written notice of such Breach to Bidder or (ii) three (3) days before the scheduled expiration date for the Offer;

(e) by the Principal Stockholders, on the one hand, or the Bidder, on the other hand, by giving written notice of such termination to the other parties, if the conditions to commence the Offer set forth in Section 2.2 have not been satisfied or have not been waived by Bidder, and Bidder has not commenced the Offer within 30 Business Days after the date of this Agreement, provided, however, that the Principal Stockholders shall not be entitled to effect termination under this paragraph (e) if any condition or circumstance involving any action or inaction by the Company or any action or inaction by the Principal Stockholders causes a failure of a condition to commence the Offer as set forth in Section 2.2;

(f) on the Effective Date (as defined in the Stockholders’ Agreement) of the Stockholders’ Agreement; or

(g) by the Principal Stockholders, on the one hand, or the Bidder, on the other hand, by giving written notice of such termination to the other party, if the Closing has not occurred within fifteen (15) days of the Expiration Date, and the Agreement has not otherwise been terminated.

Section 6.2 Effect of Termination.

(a) In the event of the termination of this Agreement in accordance with Section 6.1(b) or (c) hereof (and subject to the satisfaction in full of all payment obligations arising under this Section 6.2 and subject to all applicable provisions of Article VII), the obligations of the parties under this Agreement shall terminate and no party shall have any liability to any other party or such party’s respective Affiliates, directors, officers or employees, except:

(i) in the event that a termination pursuant to Section 6.1(b)(ii) results from the occurrence of the event or events set forth in paragraph 6 of Schedule A hereto, the Principal Stockholders shall promptly, following such termination, pay to the Bidder an amount equal to the reasonable and documented out-of-pocket expenses incurred by Bidder in connection with the Transactions not to exceed US$7 million in the aggregate (which amount shall be referred to as the “Bidder Expenses”);

(ii) in the event of a termination by Bidder pursuant to Section 6.1(c) involving any Breach by any Selling Stockholder of Sections 3.1, 3.2, 3.3 or 3.4, the Principal Stockholders shall, promptly following such termination, pay Bidder a fee equal to the sum of (x) US$85.0 million plus (y) the amount of the Bidder Expenses; and

(iii) in the event the Offer is not consummated, then following any termination (A) pursuant to Section 6.1(b)(ii) resulting from (1) any condition or circumstances involving action or inaction by the Company that materially contributes to or materially affects any event or events set forth in paragraphs 1, 2, 4, 6, 7 or 10 of Schedule A or (2) any condition or circumstances involving action or inaction by the Principal Stockholders that materially contributes to or materially affects any event or events set forth in paragraphs 1, 2, 4, 5, 6, 7 or 10 of Schedule A, or (B) preceded by any Breach by any Selling Stockholder involving Article III hereof, after which any Principal Stockholder or the Company, within four months of the date of such termination, executes a binding agreement with any Third Party relating to a Subsequent Transaction (defined below), the Principal Stockholders shall, promptly following the date of execution of such agreement, pay Bidder a fee equal to the sum of (a) US$42.5 million plus (b) Bidder Expenses; provided, however, in no case shall any amount be payable under this clause (iii) to the extent it would be duplicative of any amount actually paid under clause (ii) of this Section 6.2. Solely for the purposes of this Section 6.2(a)(iii), “Subsequent Transaction” means either (x) a transaction or series of transactions pursuant to which a Third Party acquires or would acquire, directly or indirectly, beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than fifty percent (50%) of the Shares beneficially owned (as of the date of this Agreement) by the Principal Stockholders or more than thirty percent (30%) of the outstanding Shares; or (y) any other transaction pursuant to which any

Third Party acquires or would acquire, directly or indirectly, Assets of the Company or its Subsidiaries or control of Assets of the Company or its Subsidiaries, in any case having a book value or fair market value of thirty percent (30%) or more of the Company’s total consolidated Assets, or for consideration equal to thirty percent (30%) or more of the fair market value of all Shares on the date of this Agreement; provided, however, for the avoidance of doubt, any bona fide mortgage or sale-leaseback transaction entered into by the Company with a reputable commercial bank or financial institution involving transfers or pledges of assets on market terms related thereto shall not constitute a “Subsequent Transaction” for purposes of this Section 6.2(a)(iii), provided that such transactions taken together do not exceed, in the aggregate, $300 million in respect of the principal amount of mortgage financing and sale-leaseback consideration.

(b) For the avoidance of doubt, except as otherwise set forth in Section 6.2 (a), the termination of this Agreement pursuant to Section 6.1 shall not limit the liability of any party hereto for its material Breach of this Agreement prior to such termination or for fraud or willful misconduct.

ARTICLE VII

Miscellaneous

Section 7.1 Survival. The representations, warranties and covenants in this Agreement shall not survive the termination of this Agreement, except in the case of willful Breach by either party thereof, and except for (i) the representations and warranties of the Principal Stockholders set forth in Article IV (each a “Surviving Representation”), which shall survive (A) until the 15-month anniversary of the Closing in the case of Sections 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.12, 4.13, 4.14, 4.16, 4.19, 4.21, 4.23, 4.24, 4.25, 4.26, 4.27, 4.28, 4.29, 4.30 and, to the extent that Section 4.31 relates to any of the foregoing sections, Section 4.31, (B) until the expiration of applicable statute of limitations in the case of Sections 4.11, 4.15, 4.17, 4.18, 4.20, 4.22 and, to the extent that Section 4.31 relates to any of the foregoing sections, Section 4.31 and (C) indefinitely in the case of Sections 4.1, 4.2, 4.3 and 4.4, and, to the extent that Section 4.31 relates to any of the foregoing sections, Section 4.31; (ii) the provisions of this Article VII, which shall survive indefinitely whether or not the Offer is consummated; (iii) the provisions of Sections 3.1, 3.2, 3.10(b), 3.11 and 6.2, which shall survive indefinitely unless otherwise provided therein; and (iv) any other covenant or agreement of the parties contained in this Agreement, which, by its terms, shall survive the termination of this Agreement.

Section 7.2 Stockholder Group Indemnification.

(a) (i) Subject to the limitations set forth in this Section 7.2, the Stockholder Groups shall jointly and severally indemnify, defend and hold Bidder, including Bidder’s stockholders, members, owners, officers, directors, Affiliates or employees (collectively, the “Bidder Indemnitees”), harmless from and against any and all charges, losses, liabilities, claims and expenses, including Specified Losses (collectively, “Losses”), suffered or paid by Bidder Indemnitees or by the Company in the case of Specified Losses and resulting from or arising out of (i) the Breach by any Person constituting a part of the Stockholder Groups of any covenant or agreement included in this Agreement, and (ii) the Breach by any Person constituting a part of the Stockholder Groups of any Surviving Representation; provided, however, that (A) the aggregate payment obligation of the Stockholder Groups to the Bidder Indemnitees for Losses hereunder shall be limited to the amount of any Losses above the Threshold (defined in Section 7.2(a)(ii) below) multiplied by the percentage derived by dividing (x) the aggregate price paid by Bidder for the Shares and ADSs tendered by the Stockholder Groups in the Offer and any Follow-on Offer by (y) the aggregate price paid by Bidder for the total Shares and ADSs tendered in the Offer and any Follow-on Offer (the quotient, the “Applicable Indemnification Payment Percentage”), (B) in no event shall the aggregate payment obligation of the Stockholder Groups for Losses under this Section 7.2 exceed thirty-five percent (35%) of the aggregate Offer Price actually paid to and received in respect of all Shares and ADSs tendered by the Stockholder Groups in connection with the Offer and any Follow-on Offer and (C) solely for the purposes of determining whether a Breach of any covenant, agreement, representation or warranty has occurred and of calculating Losses under this Section 7.2, no regard shall be given to any reference in any covenant, agreement, representation or warranty to “materiality,” “material,” “in all material respects,” “material adverse effect” or any similar qualification.

(ii) The Bidder Indemnitees shall not be entitled to indemnification payment in respect of Losses until the aggregate amount of all Losses incurred by the Bidder Indemnitees exceeds US$50.0 million (the “Threshold”), in which case the Bidder Indemnitees shall be entitled to payment in respect of indemnification solely for the amount of such Losses in excess of the Threshold. For the avoidance of doubt, the calculation of Losses within the Threshold shall be made on a dollar-for-dollar basis, without giving effect to the Applicable Indemnification Payment Percentage.

(b) The amount of any Losses indemnifiable by the Stockholder Groups pursuant to this Section 7.2 shall be reduced to reflect the amount of any insurance proceeds actually received by the Company or such Bidder Indemnitees (net of any direct collection expenses) by reason of such Losses.

(c) It is expressly understood and agreed that, notwithstanding the provisions of Section 7.2(a) above, Bidder Indemnitees are entitled to seek (i) specific performance of the obligations of any Person constituting a part of the Stockholder Groups or (ii) any remedy available to them in order to enforce any award pursuant to Section 7.6 or 7.16 or otherwise. In the event that Bidder Indemnitees obtain a final order of specific performance against Person constituting a part of the Stockholder Groups pursuant to the provisions of Section 7.6 or 7.16 and such Person fails to comply with the terms of such order, such Person hereby nominates, constitutes and irrevocably appoints Bidder Indemnitees as its lawful attorney to carry out such order.

(d) For the avoidance of doubt, with respect to this Section 7.2, each Person constituting a part of the Stockholder Groups acknowledges and agrees that such Person will not, and no stockholder, member, owner, officer, director, Affiliate or employee of such Person will, make, pursue or prosecute any claim or action on behalf of any of the foregoing Persons in any capacity or for any reason, against the Company or any Subsidiary of the Company or Bidder or any of its Affiliates, seeking any contribution or indemnification from the Company or any Subsidiary of the Company or Bidder or any of its Affiliates.

Section 7.3 Confidentiality. None of the parties hereto shall use any Confidential Information (as defined in the Stockholders’ Agreement) for any purpose or disclose any Confidential Information to any Person without the consent of the party providing such Confidential Information, other than (a) to the officers, directors, employees, agents and advisors of the party receiving such information, to the extent necessary and then only so long as each such Person agrees to keep confidential any such Confidential Information in accordance with this Section 7.3, (b) (i) as requested or required (by oral questions, interrogatories, requests for information, subpoena, civil investigative demand or similar process) to the extent necessary and (ii) as required to comply with the filing requirements of any Governmental or Regulatory Authority, in each case and with such party providing prompt written notice of such request(s) to the other parties in order to seek an appropriate protective order; provided that if, failing the entry of a protective order, any such party deems it advisable to disclose any Confidential Information, such party may disclose such Confidential Information, to the extent necessary, without liability hereunder; provided further, that such party agrees to exercise commercially reasonable efforts to obtain assurance that confidential treatment will be accorded such information or (c) with the prior written permission of the party supplying such Confidential Information.

Section 7.4 Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents and (c) to do such other acts and things, all as any other party may reasonably request for the purpose of carrying out the intent of this Agreement. At Bidder’s request, each Principal Stockholder will use its best effort, consistent with Chilean law, to provide Bidder promptly with the Company’s stockholders list as provided by the Company to the SVS, and with the list of the holders of ADSs, in both physical and electronic format and to assist with any inquiry to be made of nominees with respect to U.S. beneficial ownership of the Shares, as must be undertaken pursuant to U.S. tender offer rules to determine eligibility for exemptions from certain of such rules in connection with the Offer. Each of the Principal Stockholders covenants to and covenants to cause the Principal Controlled Persons and the stockholders, members, owners, officers, directors, Affiliates or employees of such Persons (excluding, however, any Person who owes a fiduciary duty to the Company) to use commercially reasonable efforts, consistent with Chilean law, to support and facilitate all road shows of Bidder or stockholders’ presentations aimed at obtaining the tendering of the highest amount of Shares or ADSs in the Offer.

Section 7.5 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.

Section 7.6 Arbitration of Disputes.

(a) Subject to Section 7.16, any dispute, controversy or claim arising out of, relating to or in connection with this Agreement, including any question regarding its existence, validity or termination, or regarding a Breach thereof (a “Dispute”), shall be exclusively referred to, and finally settled exclusively by, arbitration under and in accordance with the Rules of Arbitration (the “Rules”) of the International Chamber of Commerce (“ICC”). The arbitration panel shall have the exclusive right to determine arbitrability of any Dispute. In the event of a conflict between the Rules of the ICC and any provisions of this Agreement, this Agreement shall govern.

(b) The place of arbitration shall be New York, New York, and the award shall be deemed to have been made there.

(c) The arbitral tribunal shall consist of three arbitrators, including one Qualified Arbitrator appointed by the party or parties (acting together) initiating the arbitration (the “Claimant”), one Qualified Arbitrator appointed by the responding party or parties (acting together) to the dispute (the “Respondent”), and a third Qualified Arbitrator who must be an attorney licensed to practice law with at least ten years experience in handling complex merger and acquisition and/or corporate transactions or commercial disputes, and who shall act as chairman of the tribunal jointly appointed by the other two Qualified Arbitrators that have been appointed as provided in this Section 7.6. If the Respondent has failed to appoint a Qualified Arbitrator within thirty (30) days of receiving written notice of the appointment of the Claimant’s Qualified Arbitrator, or vice-versa, and/or if within thirty days following the appointment of the later-appointed of such two party-appointed Qualified Arbitrators the two party-appointed Qualified Arbitrators have not agreed upon the appointment of a chairman, either the Claimant or the Respondent may apply to the ICC, which will serve as the appointing authority, and shall appoint a Qualified Arbitrator on behalf of the non-appointing party or shall appoint the chairman, as applicable. With respect to said panel of three Qualified Arbitrators, in the event that there are three or more parties to a dispute: (i) if the interest of the parties acting as Claimant are sufficiently aligned such that they can agree upon the joint appointment of a Qualified Arbitrator, or if the Claimant is only one party, then the Claimant shall be entitled to appoint one Qualified Arbitrator; (ii) if the interest of the parties acting as Respondent are sufficiently aligned such that they can agree upon the joint appointment of a Qualified Arbitrator or if the Respondent is only one party, then the Respondent shall be entitled to appoint one Qualified Arbitrator; (iii) if (A) the interests of the parties acting as Claimant are not sufficiently aligned such that they can agree upon the joint appointment of a Qualified Arbitrator or (B) the interests of the parties acting as Respondent are not sufficiently aligned such that they can agree upon the joint appointment of a Qualified Arbitrator, then all Qualified Arbitrators shall be appointed by the ICC. The arbitration proceedings shall be administered by the ICC and the costs of the arbitration shall be determined pursuant to the schedule of fees for arbitrators in international cases which the ICC administers.

(d) Notwithstanding this Section 7.6, nothing contained herein shall be construed as a waiver of a right to bring or commence any action authorized by Article 23 of the ICC Rules of Arbitration (Conservatory and Interim Measures) in any state or federal court located in the State of New York, County of New York, or in the city or comuna of Santiago, Chile. Each of the parties hereto irrevocably consents to the non-exclusive jurisdiction of said courts for that purpose. Furthermore, to avoid duplicative and competing actions and the possibility of inconsistent results, each party agrees to submit all such disputes authorized by Article 23 of the ICC Rules of Arbitration to the court hearing the first such action filed seeking such relief. Moreover, each party submits to the jurisdiction of such court for purposes of such an Article 23 action and agrees that service of process pursuant to the Notice provision set forth in Section 7.15 shall be deemed sufficient service to commence such an action.

(e) The language of the arbitration shall be English, provided that any party may submit testimony or documentary evidence in a language other than English, and shall, upon request of any other party to the arbitration, furnish a translation or interpretation into English of any such testimony or documentary evidence.

(f) Any decision or award of the arbitration panel shall be reasoned and in writing, and shall be final and binding upon the parties to the arbitration proceeding. The parties hereby agree not to invoke or execute any and all rights to appeal, review, vacate or impugn such decision or award by the arbitration panel. The parties also agree that the arbitral decision or award may be enforced against the parties to the arbitration proceeding or their assets wherever they may be found, and that a judgment upon the arbitral decision or award may be entered in any court having jurisdiction. Without prejudice to any other powers which it may possess, the arbitral tribunal shall have the power to make provisional awards and take any interim measures it deems necessary in respect of the subject-matter of the dispute.

(g) The parties hereby agree that if any party to the arbitration proceeding fails or refuses to voluntarily comply with any arbitral decision or award within thirty (30) days after the date on which it receives notice of the decision or award, the other party(ies), the arbitration panel or their attorneys-in-fact may immediately proceed to seek confirmation of the award and/or request judicial approval necessary for the execution of such decision or award, before a competent judge of the domicile of such refusing party or before any other court of competent jurisdiction. Further, if any prevailing party(ies) is required to retain counsel to enforce the arbitral decision or award, the party against whom the decision or award is made shall reimburse the prevailing party for all reasonable fees and expenses incurred and paid to said counsel for such service.

(h) The parties agree that notifications of any proceedings, reports, communications, orders, arbitral decisions, arbitral awards, arbitral award enforcement petitions, and any other document shall be sent as set forth in Section 7.15 of this Agreement.

(i) To facilitate the comprehensive resolution of related disputes, and upon request by any party to the arbitration proceeding, the arbitral tribunal may, at any time before the first oral hearing of evidence, consolidate the arbitration proceeding with any other arbitration proceeding between or among the parties arising from or out of any other contract or relationship between or among them.

(j) Unless the parties have otherwise agreed, as soon as the file has been transmitted to the arbitral tribunal, the arbitral tribunal may, at the request of a party, order any interim or conservatory measure it deems appropriate. The arbitral tribunal may make the granting of any such measure subject to appropriate security being furnished by the requesting party. Any such measure shall take the form of an order, giving reasons, or of an award, as the arbitral tribunal considers appropriate.

(k) Before the file is transmitted to the arbitral tribunal, and in appropriate circumstances even thereafter, the parties may apply to any competent judicial authority for interim or conservatory measures. The application of a party to a judicial authority for such measures or for the implementation of any such measures ordered by an arbitral tribunal shall not be deemed to be an infringement or a waiver of the arbitration agreement and shall not affect the relevant powers reserved to the arbitral tribunal. Any such application and any measures taken by the judicial authority must be notified without delay.

Section 7.7 Remedies Cumulative; No Third Party Beneficiaries. The rights and remedies of the parties to this Agreement are cumulative and not exclusive. Neither any failure nor any delay by either party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. Nothing in this Agreement shall convey any rights upon any Person which is not a party to this Agreement.

Section 7.8 Entire Agreement. This Agreement, taken together with the other Transaction Documents, the Confidentiality Agreement among Bidder’s ultimate parent, Retail International S.A. and Servicios e Inversiones Trucha S.A. dated May 9, 2008, and the Confidentiality Agreement between Bidder’s ultimate parent and the Company dated August 19, 2008, constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof. This Agreement, taken together with the aforementioned documents, supersedes all prior agreements and understandings, written or oral, between the parties with respect to such subject matter.

Section 7.9 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Section 7.10 Amendment. This Agreement may not be amended except by a written instrument signed by each party hereto.

Section 7.11 Waiver. Either Bidder, on the one hand, or the Principal Stockholders, on the other hand, may (a) extend the time for the performance of any of the obligations or other acts of such other party hereto or (b) waive compliance with any of the agreements of such other party or any conditions to its own obligations, in each case, only to the extent such obligations, agreements and conditions are intended for the benefit of such party extending the time or waiving the compliance; provided, however, that any such extension or waiver is set forth in a writing executed by such party.

Section 7.12 Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement and either party’s rights hereunder may not be assigned (whether by operation of law or otherwise) without the prior written consent of the other party hereto, except that Bidder may assign in whole or in part the right to purchase the Shares to one or more Affiliates of Bidder; provided that no such assignment shall relieve Bidder of its obligations pursuant to this Agreement.

Section 7.13 Expenses. Whether or not the Offer is consummated, each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement and consummation of the transactions contemplated hereby, other than as provided in Section 6.2.

Section 7.14 Counterparts; Headings. This Agreement may be executed in multiple counterparts, each of which shall be an original, but which together shall constitute one and the same instrument. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

Section 7.15 Notices. All notices hereunder shall be given in writing and delivered personally or sent by reputable rapid courier (e.g., Federal Express, DHL or Airborne), by electronic mail, by facsimile, or by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other addresses as shall be specified by like notice).

If to the Principal Stockholders, to:

SH1

Avda. Del Parque 4161, of. 103

Ciudad Empresarial, Huechuraba

Santiago, Chile

Attention: Nicolás Ibáñez Scott

Facsimile: (56-2) 393-5301

With a copy to:

SH2

Avda. El Rodeo 12.850,

Oficina La Presidencia, Lo Barnechea,

Santiago, Chile

Attention: Felipe Ibáñez Scott

Facsimile: (56-2) 216-8687

With a copy to:

Honorato, Russi & Cia. Ltda.

Roger de Flor 2736, piso 6, Las Condes

Santiago, Chile

Attention: Alberto Eguiguren Correa

Facsimile: (56-2) 365-9312

and to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention: S. Todd Crider, Esq.

Facsimile: (212) 455-2502

If to Bidder, to:

Inversiones Australes Tres Limitada

702 SW 8th Street

Bentonville, Arkansas 72716-8611

Attention: J. P. Suarez, Senior Vice President and General Counsel

Facsimile: (479) 277-5991

With a copy to:

Hogan & Hartson LLP

1835 Market Street, 29th Floor

Philadelphia, PA 19103

Attention: Brian J. Lynch, Esq.

Facsimile: (267) 675-4601

Any notice given by mail shall be effective seven (7) days after posting, and any notice given by other means shall be effective when received.

Section 7.16 Specific Performance. Without limiting the rights of each party hereto to pursue other legal and equitable rights available to such party in any New York state or federal court located in the State of New York, County of New York, or having jurisdiction thereof or in the city and comuna of Santiago, Chile (as provided in Section 7.6) for any other party’s failure to perform its obligations under this Agreement, and notwithstanding (A) the provisions of Section 6.2, (B) that the Agreement and the rights of the parties shall be governed by the laws of the State of New York in accordance with Section 7.5 and (C) the provisions of Section 7.6(a) providing for arbitration, the parties hereto acknowledge and agree that the remedy at law for any failure to perform their obligations hereunder would be inadequate and that each of them shall be entitled to seek and obtain specific performance, injunctive relief or other equitable remedies in either Chile or New York in the event of any such failure. To the extent any party may be entitled to the benefit of any provision of law requiring any party in any suit, action or proceeding arising out of or in connection with this Agreement or any of the transactions contemplated hereby to post security for litigation costs or otherwise post a performance bond or guaranty or to take any similar action, each party hereby irrevocably waives such benefit in each case to the fullest extent now or hereafter permitted under the laws of any such other jurisdiction.

IN WITNESS WHEREOF, the parties have executed or caused this Agreement to Tender to be executed as of the date first written above.

BIDDER

INVERSIONES AUSTRALES TRES LIMITADA

By:	/s/ Mitchell W. Slape
Name:	Mitchell W. Slape
Title:	Attorney-in-fact

STOCKHOLDER GROUP I

Schouten N.V. Agencia en Chile

By:	/s/ Nicolás Ibáñez Scott
Name:	Nicolás Ibáñez Scott
Title:	Attorney-in-Fact

Retail International S.A.

By:	/s/ Nicolás Ibáñez Scott
Name:	Nicolás Ibáñez Scott
Title:	Attorney-in-Fact

Retail International Tres S.A.

By:	/s/ Nicolás Ibáñez Scott
Name:	Nicolás Ibáñez Scott
Title:	Attorney-in-Fact

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Retail International Cuatro S.A.

By:	/s/ Nicolás Ibáñez Scott
Name:	Nicolás Ibáñez Scott
Title:	Attorney-in-Fact

Servicios Profesionales y de Comercialización Dos Limitada

By:	/s/ Nicolás Ibáñez Scott
Name:	Nicolás Ibáñez Scott
Title:	Attorney-in-Fact

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STOCKHOLDER GROUP II

Rentas FIS y CIA, Sociedad Colectiva Civi

By:	/s/ Felipe Ibáñez Scott
Name:	Felipe Ibáñez Scott
Title:	Attorney-in-Fact

Rentas HAY y CIA, Sociedad Colectiva Civil

By:	/s/ Felipe Ibáñez Scott
Name:	Felipe Ibáñez Scott
Title:	Attorney-in-Fact

Servicios Profesionales y de Comercialización Cuatro Limitada

By:	/s/ Felipe Ibáñez Scott
Name:	Felipe Ibáñez Scott
Title:	Attorney-in-Fact

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STOCKHOLDER GROUP III

Inversiones International Supermarket Holdings Limitada

By:	/s/ Nicolás Ibáñez Scott
Name:	Nicolás Ibáñez Scott
Title:	Attorney-in-Fact

THE PRINCIPAL STOCKHOLDERS

By:	/s/ Nicolás Ibáñez Scott
Nicolás Ibáñez Scott

By:	/s/ Felipe Ibáñez Scott
Felipe Ibáñez Scott

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GUARANTOR*

WAL-MART STORES, INC.

By:	/s/ Mitchell W. Slape
Name:	Mitchell W. Slape
Title:	Senior Vice President – International Business Development

*	Solely to guarantee payment obligation of Bidder hereunder

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Schedule A

Objective conditions allowing the revocation of the Offer

(exclusively for the benefit of Bidder)

Capitalized terms that are not defined in this Schedule A shall have the meanings set forth in the Agreement to Tender dated as of December 19, 2008, and the definitions provided therein are incorporated by reference into this Schedule A and this Schedule A is incorporated into and is an integral part of such Agreement to Tender.

If any of the following events occurs and is not cured by the Business Day immediately preceding the scheduled expiration of the Offer, Bidder has the right to revoke the Offer:

1.	The Company or any of its Subsidiaries shall commence an action seeking to have an order for relief to be adjudicated bankrupt or a creditor of the Company or any of its Subsidiaries shall commence a proceeding seeking to have any such Person adjudicated bankrupt and such proceeding is not dismissed.

2.	There shall be filed or pending any suit, action or proceeding before any Governmental or Regulatory Authority, domestic or foreign, having jurisdiction over Bidder, the Company, the Selling Stockholders or their respective Affiliates:

•

challenging the acquisition by Bidder of some or all of the Shares, or seeking to restrain or prohibit the making or consummation of the Offer, resulting in a delay in Bidder’s ability to consummate the Offer or make materially more costly to Bidder the making or consummation of the Offer. For purposes of this provision, the term “materially more costly” with respect to the Offer shall mean an increase of five percent (5%) above the aggregate Offer Price as of the date of commencement of the Offer;

•

seeking to impose material limitations on the ability of Bidder, or to render Bidder unable, to purchase some or all of the Shares, or seeking to require divestiture of some or all of the Shares or of any material assets of Bidder, the Company or their respective Affiliates as a result of or in connection with the Offer;

•

seeking to prohibit or impose material limitations on the ownership or operation by Bidder of all or any portion of the businesses or assets of Bidder, the Company or any of their Subsidiaries, as a result of or in connection with the consummation of the Offer, or to compel any of such Persons to dispose of, license or hold separate any material portion of such businesses or assets as a result of or in connection with the consummation of the Offer; or

•

seeking to impose material limitations on the ability of Bidder to effectively exercise full rights of ownership of the Shares to be acquired in the Offer, including the right to vote the Shares to be acquired in the Offer.

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3.	There shall be any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated or which is deemed applicable pursuant to an authoritative interpretation by or on behalf of any Governmental or Regulatory Authority having jurisdiction over Bidder, the Company, the Selling Stockholders or their respective Affiliates:

•	resulting in any of the consequences referred to in any of the four sub-paragraphs of the immediately preceding section;

•

making the Offer or any Transaction illegal, materially changing the Offer or any Transaction, or restricting, prohibiting, challenging or otherwise preventing or delaying the consummation of the Offer or any Transaction; or

•

making Bidder’s ownership of the Shares to be acquired in the Offer or the operation of the Company’s businesses more costly. For purposes of this provision, the term “more costly” with respect to the Shares shall mean an increase of five percent (5%) above the aggregate Offer Price as of the date of commencement of the Offer, and the term “more costly” with respect to the operation of the Company’s businesses shall mean an action that would have the effect of decreasing annualized operating income of the Company (y) on a recurring basis by US$25 million or more or (z) on a one-time basis by US$80 million or more.

4.	The Company or any of its Subsidiaries, individually or in the aggregate:

•

modifies in any way the amount of capital and/or number of shares or quota rights issued, whether pursuant to an amendment of the respective estatutos, issuance of options or warrants, or entering into any other contract with similar effect;

•	acquires its own shares or quota rights;

•	declares or pays any dividend or other distribution on any shares of capital stock of the Company;

•	alters or proposes to alter any material term of any outstanding security;

•

enter into or amend any employment, severance or similar agreement with any officer of the Company, or any material arrangement or plan with any employee or group of employees outside the Ordinary Course of Business;

•	sells, divests or otherwise disposes of any asset representing more than two percent (2%) of the aggregate value of its assets other than in the Ordinary Course of Business;

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•	sells, divests or otherwise disposes its Stockholder or equity interest in any of the Principal Operating Subsidiaries;

•

increases its indebtedness by more than ten percent (10%), whether through loans, bonds, supplier credit, capital leases or any other financing structure (without taking into account whether such indebtedness should be included in the financial statements in accordance with generally accepted accounting principles), other than indebtedness for working capital in the Ordinary Course of Business; or

•	enters into any agreement to merge, consolidate, combine or transfer any of its businesses or assets, or a transaction or series of transactions having a similar result.

5.	The Principal Stockholders directly or indirectly through their Affiliates or otherwise sell, transfer, pledge or otherwise dispose or encumber, or enter into any agreement or arrangement to, directly or indirectly through their Affiliates, sell, transfer, pledge or otherwise dispose or encumber, the Shares they Beneficially Owned after the Offer was announced (other than transfers of the PS Tendered Shares and Permitted Affiliate Transfers, each pursuant to the terms of the Agreement to Tender) that, after giving effect to the Offer, make them beneficially own less than their current beneficial ownership of the Shares as of the date of the Agreement to Tender, in each case, free and clear of any liens, encumbrances, conditional assignments, proxies or any other contract affecting ownership or stockholder’s rights (other than pursuant to the Stockholders Agreement with Bidder disclosed in the Offer).

6.	Any of the representations and warranties regarding the Company or its Subsidiaries contained in Article IV of the Agreement to Tender shall not be true and correct in all material respects as of the Business Day immediately preceding the expiration date for the Offer, with the same force and effect as if made on and as of such date (except for representations and warranties that relate to a specific date or time, which need only be true and correct in all material respects as of such specific date or time); provided that the standard “true and correct in all material respects” shall not be deemed breached if the inaccuracies in or breaches of the representations and warranties do not give rise to an undisclosed liability exceeding US$50.0 million (but without taking into account whether such liability should be included in the financial statements in accordance to generally accepted accounting principles as applicable to the Company in the preparation of its financial statements).

7.	The Company shall have breached or failed to comply in any material respect with any rule or regulation applicable to it or its securities under statutes, rules or

3

regulations applicable to it or its securities, including the rules and regulations of the SVS, SEC, CNMV, Santiago Stock Exchange, New York Stock Exchange or Madrid Stock Exchange; provided, that, such breach or failure to comply related to obligations undertaken with respect to the Offer or otherwise affects the Offer.

8.	A decline in excess of twenty percent (20)% between the average closing price of the Indice de Precios Selectivo de Acciones (the “IPSA”) for the thirty-day period ending on the day prior to the announcement of the Offer and the average closing price of the IPSA for the five (5) consecutive Business Day period ending on the second Business Day prior to the expiration of the Offer.

9.	The occurrence of (i) any general suspension of, or limitation on prices for, trading in securities on any of the stock exchanges in Chile or the New York Stock Exchange for a period of more than twenty-four (24) hours (which shall be incapable of cure); (ii) the declaration of a general banking moratorium, or any general suspension of payments, in respect of banks in Chile or the United States of America, for a period of more than twenty-four (24) hours (which shall be incapable of cure); or (iii) (x) a devaluation or appreciation of the Chilean peso against the U.S. dollar in excess of twenty percent (20%) as calculated after comparing the average value during the thirty-day period prior to the announcement of the Offer with the average value for the five (5) consecutive Business Day period ending on the second Business Day prior to the expiration of the Offer or (y) a general suspension of, or limitation on, the markets for the Chilean peso.

10.	The certification set forth as Schedule B to the Agreement to Tender shall not have been delivered by noon of the last Business Day prior to the expiration of the Offer, or shall not be true and correct as of such date and as of the Expiration Date, or any certification delivered by the Principal Stockholders shall have been rescinded or superseded with any certification or statement contrary thereto.

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Exhibit B

Form of Officer Certification

The undersigned duly authorized officer of Distribución y Servicio D&S S.A. (the “Company”) hereby attests to and affirms that each of the facts described below and the statements made below is accurate and will be accurate at the time of the closing of the tender offer described in the Agreement to Tender dated as of December 19, 2008 among the Company, Inversiones Australes Tres Limitada, and the other parties thereto (the “Agreement”).

The undersigned understands that Bidder is relying upon the facts described in this Certification to determine, among other matters, whether it has a filing obligation under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with the transaction described in the Agreement.

Section A. Hart-Scott Rodino Exemption.

1. The Company and: (i) all corporations in which it directly or indirectly holds at least fifty percent (50%) of the outstanding voting securities or has the contractual right to appoint at least fifty percent (50%) of the directors; and (ii) all unincorporated Persons in which the Company is directly or indirectly entitled to at least fifty percent (50%) of the profits or assets upon dissolution (taking preferential distributions if any into account) do not collectively hold assets located in the United States having an aggregate total fair market value in excess of US$63.1 million.

2. The Company and: (i) all corporations in which it directly or indirectly holds at least fifty percent (50%) of the outstanding voting securities or has the contractual right to appoint at least fifty percent (50%) of the directors; and (ii) all unincorporated Persons in which the Company is directly or indirectly entitled to at least fifty percent (50%) of the profits or assets upon dissolution (taking preferential distributions if any into account) did not collectively make aggregate sales in or into the United States of over US$63.1 million in their most recent fiscal year.

3. The Company does not directly or indirectly have the right to change at least 50% of the trustees of any trusts, has not directly or indirectly created any common trust fund or collective investment fund within the meaning of 12 CFR 9.18a or any revocable trusts, and does not directly or indirectly hold a reversionary interest in the corpus of any irrevocable trusts.

Section B. Export Control and FCPA.

1. To the best of my knowledge and belief, no owner, beneficial owner, or shareholder of the Company or any Subsidiary of the Company is a Government Official or

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is owned, in whole or in party, by a Government Official. No officer, director, or store manager of the Company or any Subsidiary is a Government Official.

2. To the best of my knowledge and belief, no officer, director, employee or agent of the Company, nor any shareholder or other Person acting on the Company’s behalf, has:

(a) paid, promised to pay, or authorized the payment, or transfer of anything of value, to any Government Official for the purpose of influencing any act or decision of the recipient in his or her official capacity, inducing the recipient to do or omit to do any act in violation of his or her official duty, securing any improper advantage, inducing the recipient to use his or her influence with any government or instrumentality thereof, or any other purpose that would be unlawful under any Laws; or

(b) paid, promised to pay, or authorized the payment, or transfer of anything of value, to any Person while knowing or believing that such Person may transfer all or part of such payment or thing of value to any Government Official for the purpose of influencing any act or decision of the Government Official in his or her official capacity, inducing the Government Official to do or omit to do any act in violation of his or her official duty, securing any improper advantage, inducing the Government Official to use his or her influence with any government or instrumentality thereof, or for any other purpose that would be unlawful under any Laws.

3. I am aware of certain anticorruption and accounting laws applicable to the Company, including the U.S. Foreign Corrupt Practices Act (“FCPA”), and am not aware of any circumstances that would indicate the Company or any Subsidiary has engaged in any activity that would violate the FCPA.

4. To the best of my knowledge and belief, the books, records, and accounts of the Company and its Subsidiaries are complete and accurate and fairly reflect the disposition of the Company’s, and/or Subsidiary’s, assets. Moreover, unless otherwise disclosed in writing to the Bidder:

(a) I am not aware of any false or fictitious entry, or failure to make an entry that should have been made, in any of the books of account or other records of the Company or any of its Subsidiaries; and

(b) I am not aware of any unrecorded or off-the-books account of any nature.

5. The Company has devised and maintained a system of internal controls sufficient to provide reasonable assurances that: transactions are executed in accordance with management’s authorization; transactions are recorded as necessary to permit the preparation of financial statements and maintain accountability for assets; access to assets is permitted only as authorized by management; and recorded accountability for assets is

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compared with existing assets at regular intervals and appropriate action is taken with respect to any differences.

6. I am not aware of any instance in which any officer, director, employee, or agent of the Company has circumvented or knowingly failed to implement these internal controls.

7. To the best of my knowledge and except as set forth on Section 4.22(c) of the Disclosure Schedule, the Company and the Subsidiaries have complied, and are in compliance, with all applicable International Trade Laws in the countries and jurisdictions in which each such company seeks, directly or through other parties, to market, sell and distribute its products and services.

8. To the best of my knowledge and except as set forth on Section 4.22(d) of the Disclosure Schedule, the Company and the Subsidiaries have not directly sourced, and are not currently directly sourcing, Inventory in a manner that would violate U.S. economic sanctions laws restricting transactions and activities with, in, or involving countries subject to the sanctions programs administered by the U.S. Treasury Department’s Office of Foreign Assets Controls (such as, by way of example, U.S. economic sanctions against Cuba).

“Government Official” means any officer or employee of any government department, agency, or instrumentality, including any state-owned or state-controlled enterprise, and any candidate for political office or any officer or employee of a political party or public international organization such as the United Nations or World Bank.

“Law” means any constitution, treaty, convention, code, statute, judicial or arbitral decision or judgment, law, rule, regulation, decree, guideline, interpretations ordinance or order of, or enacted, adopted, issued or promulgated by any competent Governmental or Regulatory Authority (including, but not limited to, those pertaining to anti-corruption; anti-boycott; financial and/or audit controls; anti-money laundering; anti-terrorism; the regulation of exports, re-exports, transfers, releases, shipments, transmissions or any other provision of goods, technology, software and/or services; Securities Laws; financial reporting requirements; and electrical, building, zoning, environmental and occupational safety and health requirements) or common law.

“International Trade Laws” means any Laws governing the following types of international business transactions or activities: (1) trans-border shipment or transfer of goods, software, technology or services (as regulated by applicable export and import/customs Laws); (2) transactions or activities with, in or involving countries, Persons or individuals subject to multilateral or unilateral economic sanctions programs (such as the U.N. sanctions against Iran and the U.S. economic sanctions programs administered by the Treasury Department’s Office of Foreign Assets Control); (3) transactions or activities implicating applicable anti-corruption or anti-bribery Laws (such as the U.S. Foreign Corrupt Practices Act); (4) transactions or activities implicating applicable anti-boycott

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Laws (such as the U.S. Restrictive Trade Practices or Boycotts regulations); and (5) transactions or activities implicating applicable anti-money laundering Laws (such as the anti-money laundering provisions of the USA PATRIOT Act).

“Person” means any individual, corporation (including any non-profit corporation), association, general or limited partnership, organization, business, limited liability company, firm, governmental Person, regulatory entity, joint venture, estate, trust, unincorporated organization or any other Person, association or organization.

“Subsidiary” means any corporation or Person with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock (or equity securities) or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors (or similar Persons) or any other corporation or Person which consolidates with such Person.

Dated:	Distribución y Servicio D&S S.A.

By:
Name: Enrique Ostalé
Title: Gerente general/General Manager

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Schedule C

Principal Operating Subsidiaries

1.	Inversiones D&S Chile Limitada
2.	Comercial D&S S.A.
3.	Inversiones Comerciales D&S Uno Limitada
4.	Inversiones Los Cactus S.A.
5.	Inversiones Las Violetas S.A.
6.	Servicios Financieros D&S S.A.
7.	Administradora de Créditos Comerciales Presto Limitada
8.	Servicios y Administración de Créditos Comerciales Presto S.A.
9.	Sociedad de Servicios de Comercialización y Apoyo Financiero y de Gestión Presto Limitada
10.	Sociedad de Servicios de Marketing MDC Limitada
11.	Servicios de Recaudación Presto Limitada
12.	Corredores de Seguros Presto Limitada
13.	Servicios de Viajes y Turismo Lider Limitada
14.	Presto Telecomunicaciones S.A.
15.	Abarrotes Económicos S.A.
16.	Ekono S.A.
17.	Administradora de Concesiones Comerciales de Hipermercados S.A.
18.	Administradora de Concesiones Comerciales de Supermercados S.A.
19.	Maquinsa Equipamientos S.A.
20.	Distribuidora Comercial Emporium Limitada
21.	Grupo de Restaurantes Chile S.A.
22.	Escuela de Capacitación Técnica Escatec Limitada
23.	Logísitica Transporte y Servicio LTS Limitada
24.	O’Clock S.A.
25.	Desarrollos de la Patagonia S.A.
26.	Rentas e Inversiones Punta Arenas Limitada
27.	Sociedad Anónima Inmobiliaria Terrenos y Establecimientos Comerciales
28.	Sermob S.A.
29.	Rentas e Inversiones Maipú S.A.
30.	Rentas e Inversiones La Dehesa S.A.
31.	Rentas e Inversiones Puente Alto Limitada
32.	Rentas e Inversiones Viña del Mar Limitada
33.	Rentas e Inversiones Antofagasta Limitada
34.	Rentas e Inversiones Gran Avenida Limitada
35.	Rentas e Inversiones Quillota Limitada
36.	Rentas e Inversiones Linares Limitada
37.	Rentas e Inversiones Los Andes Limitada
38.	Rentas e Inversiones Las Rejas Limitada

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Annex I

Certain Agreements

Financing Agreements:

(1)	Contrato de Mutuo between Citibank N.A., Agencia en Chile (predecessor-in-interest to Banco de Chile) and Distribución y Servicios D&S S.A. celebrado por escritura pública de fecha 29 de Marzo de 2007 otorgada en la Notaría de Santiago de don Humberto Santelices Narducci bajo repertorio 1924-2007.

(2)	Contrato de Mutuo entre Banco de Chile y Otros y Distribución y Servicios D&S S.A. celebrado por escritura pública de fecha 22 de Mayo de 2008 otorgada en la Notaría de Santiago de don Iván Torrealba Acevedo bajo repertorio 6217-2008.

(3)	Contrato de Restructuración de Créditos entre Banco Santander Chile y Otros y Distribución y Servicios D&S S.A. celebrado por escritura pública de fecha 28 de Septiembre de 2006 otorgada en la Notaría de Santiago de don Iván Torrealba Acevedo bajo repertorio 5901-2006.

Lease Agreements:

(1)	Contrato de Arrendamiento entre Plaza Oeste S.A. y Distribución y Servicios D&S S.A celebrado por escritura pública de fecha 8 de Mayo de 2003 otorgada en la Notaría de Santiago de don Iván Torrealba Acevedo bajo repertorio 6405-2003.

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